ASSET PURCHASE AGREEMENT




                                  by and among




                             THE RIGHT START, INC.,




                               TOY SOLDIER, INC.,




                             ROYAL VENDEX KBB N.V.,




                                 F.A.O. SCHWARZ




                                       and




                       QUALITY FULFILLMENT SERVICES, INC.




                             Dated November 19, 2001











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
                                TABLE OF CONTENTS

                                                                                                               Page


Article 1.        DEFINITIONS AND USAGE..........................................................................1

         1.1      DEFINITIONS....................................................................................1
         1.2      USAGE.........................................................................................14

Article 2.        SALE AND TRANSFER OF ASSETS; CLOSING..........................................................15

         2.1      ASSETS TO BE SOLD.............................................................................15
         2.2      EXCLUDED ASSETS...............................................................................16
         2.3      CONSIDERATION.................................................................................17
         2.4      LIABILITIES...................................................................................19
         2.5      CLOSING.......................................................................................22
         2.6      CLOSING OBLIGATIONS...........................................................................22
         2.7      CONSENTS......................................................................................25

Article 3.          Representations and Warranties of Sellers and   Shareholder.................................26

         3.1      ORGANIZATION AND GOOD STANDING................................................................26
         3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT........................................................26
         3.3      CAPITALIZATION................................................................................27
         3.4      FINANCIAL STATEMENTS..........................................................................28
         3.5      BOOKS AND RECORDS.............................................................................28
         3.6      SUFFICIENCY OF ASSETS.........................................................................28
         3.7      DESCRIPTION OF OWNED REAL PROPERTY............................................................28
         3.8      DESCRIPTION OF LEASED REAL PROPERTY...........................................................29
         3.9      TITLE TO ASSETS; ENCUMBRANCES.................................................................29
         3.10     CONDITION OF ASSUMED STORES AND PROPERTIES....................................................29
         3.11     ACCOUNTS RECEIVABLE...........................................................................29
         3.12     INVENTORIES...................................................................................30
         3.13     NO UNDISCLOSED LIABILITIES....................................................................30
         3.14     TAXES.........................................................................................30
         3.15     NO MATERIAL ADVERSE CHANGE....................................................................30
         3.16     EMPLOYEE BENEFITS.............................................................................31
         3.17     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS...............................32
         3.18     LEGAL PROCEEDINGS; ORDERS.....................................................................34
         3.19     ABSENCE OF CERTAIN CHANGES AND EVENTS.........................................................34
         3.20     CONTRACTS; NO DEFAULTS........................................................................35
         3.21     [RESERVED]....................................................................................37
         3.22     ENVIRONMENTAL MATTERS.........................................................................37
         3.23     EMPLOYEES.....................................................................................38
         3.24     LABOR DISPUTES; COMPLIANCE....................................................................38
         3.25     INTELLECTUAL PROPERTY ASSETS..................................................................39
         3.26     [Reserved]....................................................................................42


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         3.27     [Reserved]....................................................................................42
         3.28     RELATIONSHIPS WITH RELATED PERSONS............................................................42
         3.29     BROKERS OR FINDERS............................................................................43
         3.30     SECURITIES LAW MATTERS........................................................................43
         3.31     DISCLOSURE....................................................................................43

Article 4.        REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.................................................43

         4.1      ORGANIZATION AND GOOD STANDING................................................................43
         4.2      AUTHORITY; NO CONFLICT........................................................................44
         4.3      CERTAIN PROCEEDINGS...........................................................................44
         4.4      BROKERS OR FINDERS............................................................................45

Article 5.        REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................45

         5.1      ORGANIZATION AND GOOD STANDING................................................................45
         5.2      AUTHORITY; NO CONFLICT........................................................................45
         5.3      CERTAIN PROCEEDINGS...........................................................................46
         5.4      BROKERS OR FINDERS............................................................................46
         5.5      GOVERNMENTAL CONSENTS.........................................................................46

Article 6.        REPRESENTATIONS AND WARRANTIES OF PARENT......................................................47

         6.1      ORGANIZATION AND GOOD STANDING................................................................47
         6.2      AUTHORITY; NO CONFLICT........................................................................47
         6.3      CERTAIN PROCEEDINGS...........................................................................48
         6.4      BROKERS OR FINDERS............................................................................48
         6.5      GOVERNMENTAL CONSENTS.........................................................................48
         6.6      PARENT PREFERRED STOCK........................................................................48
         6.7      EXCHANGE ACT REPORTS..........................................................................48

Article 7.        COVENANTS OF SELLERS PRIOR TO CLOSING.........................................................49

         7.1      ACCESS AND INVESTIGATION......................................................................49
         7.2      OPERATION OF THE BUSINESS OF SELLERS..........................................................49
         7.3      NEGATIVE COVENANT.............................................................................50
         7.4      REQUIRED APPROVALS............................................................................51
         7.5      NOTIFICATION..................................................................................51
         7.6      NO SOLICITATION...............................................................................51
         7.7      BEST EFFORTS..................................................................................52
         7.8      CHANGE OF NAME................................................................................52
         7.9      PAYMENT OF LIABILITIES........................................................................52
         7.10     TREATMENT OF AGED INVENTORIES.................................................................52
         7.11     DUE DILIGENCE ASSISTANCE......................................................................52

Article 8.        COVENANTS OF BUYER PRIOR TO CLOSING...........................................................53

         8.1      REQUIRED APPROVALS............................................................................53


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         8.2      BEST EFFORTS..................................................................................53
         8.3      NOTIFICATION..................................................................................53

Article 9.          CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.........................................53

         9.1      ACCURACY OF REPRESENTATIONS...................................................................53
         9.2      SELLER'S PERFORMANCE..........................................................................54
         9.3      CONSENTS......................................................................................54
         9.4      ADDITIONAL DOCUMENTS..........................................................................54
         9.5      NO PROCEEDINGS................................................................................55
         9.6      GOVERNMENTAL AUTHORIZATIONS...................................................................55
         9.7      NO CONFLICT...................................................................................55
         9.8      EMPLOYEES.....................................................................................55

Article 10.       CONDITIONS PRECEDENT TO SELLERS' AND SHAREHOLDER'S OBLIGATION TO CLOSE........................55

         10.1     ACCURACY OF REPRESENTATIONS...................................................................56
         10.2     BUYER'S PERFORMANCE...........................................................................56
         10.3     CONSENTS......................................................................................56
         10.4     ADDITIONAL DOCUMENTS..........................................................................56
         10.5     NO INJUNCTION.................................................................................57
         10.6     NO PROCEEDINGS................................................................................57
         10.7     ASSIGNMENTS...................................................................................57
         10.8     NO CONFLICT...................................................................................57
         10.9     REPLACEMENT LETTERS OF CREDIT.................................................................57
         10.10    SHAREHOLDERS AGREEMENT........................................................................58
         10.11    HART-SCOTT-RODINO.............................................................................58

Article 11.       TERMINATION...................................................................................58

         11.1     TERMINATION EVENTS............................................................................58
         11.2     EFFECT OF TERMINATION.........................................................................59
         11.3     BREAK-UP FEE..................................................................................59

Article 12.       ADDITIONAL COVENANTS..........................................................................59

         12.1     EMPLOYEES AND EMPLOYEE BENEFITS...............................................................59
         12.2     PAYMENT OF TAXES RESULTING FROM SALE OF ASSETS................................................63
         12.3     RESTRICTIONS ON SHAREHOLDER DISSOLUTION AND DISTRIBUTIONS.....................................64
         12.4     PARENT SHAREHOLDER MEETING....................................................................64
         12.5     ASSISTANCE IN PROCEEDINGS.....................................................................64
         12.6     NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT..........................................64
         12.7     CUSTOMER AND OTHER BUSINESS RELATIONSHIPS.....................................................65
         12.8     RETENTION OF AND ACCESS TO RECORDS............................................................65


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         12.9     REGISTRATION RIGHTS...........................................................................66
         12.10    SELLER FINANCIALS.............................................................................66

Article 13.       INDEMNIFICATION; REMEDIES.....................................................................66

         13.1     SURVIVAL......................................................................................66
         13.2     INDEMNIFICATION AND REIMBURSEMENT BY SELLERS AND SHAREHOLDER..................................67
         13.3     INDEMNIFICATION AND REIMBURSEMENT BY BUYER....................................................67
         13.4     LIMITATIONS ON AMOUNT--SELLERS AND SHAREHOLDER................................................68
         13.5     LIMITATIONS ON AMOUNT--BUYER..................................................................68
         13.6     TIME LIMITATIONS..............................................................................68
         13.7     APPLICATION AGAINST OUTSTANDING AMOUNT OF SUBORDINATED NOTES FOR INDEMNITY PAYMENTS BY
                  SELLERS OR SHAREHOLDER........................................................................69
         13.8     THIRD-PARTY CLAIMS............................................................................69
         13.9     OTHER CLAIMS..................................................................................71
         13.10    INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE..........................71

Article 14.       POST-CLOSING MATTERS..........................................................................71

         14.1     ALLOCATION....................................................................................71
         14.2     FURTHER ASSURANCES............................................................................71
         14.3     REMOVING EXCLUDED ASSETS......................................................................72
         14.4     OPERATING AGREEMENT...........................................................................72
         14.5     OPERATION OF CLOSURE STORES...................................................................72

Article 15.       GENERAL PROVISIONS............................................................................73

         15.1     EXPENSES......................................................................................73
         15.2     PUBLIC ANNOUNCEMENTS..........................................................................73
         15.3     NOTICES.......................................................................................73
         15.4     JURISDICTION; SERVICE OF PROCESS..............................................................75
         15.5     ENFORCEMENT OF AGREEMENT......................................................................75
         15.6     WAIVER; REMEDIES CUMULATIVE...................................................................75
         15.7     ENTIRE AGREEMENT AND MODIFICATION.............................................................76
         15.8     DISCLOSURE LETTER.............................................................................76
         15.9     ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.............................................76
         15.10    SEVERABILITY..................................................................................76
         15.11    CONSTRUCTION..................................................................................77
         15.12    GOVERNING LAW.................................................................................77
         15.13    EXECUTION OF AGREEMENT........................................................................77
         15.14    SHAREHOLDER OBLIGATIONS.......................................................................77


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EXHIBITS

EXHIBIT 2.1(l)........................................................................................Cash Accounts
EXHIBIT 2.6(a)(i)......................................................................................Bill of Sale
EXHIBIT 2.6(a)(ii)..............................................................Assignment and Assumption Agreement
EXHIBIT 2.6(a)(iii).................................................................Real Property Lease Assignments
EXHIBIT 2.6(a)(iv)................................................................Intellectual Property Assignments
EXHIBIT 2.6(a)(v)..................................................................Investment Representation Letter
EXHIBIT 2.6(a)(x).....................................................................Transition Services Agreement
EXHIBIT 2.6(a)(xi)..............................................................................Operating Agreement
EXHIBIT 2.6(a)(xii)........................................................................Intercreditor Agreements
EXHIBIT 2.6(b)(i)............................................................................Parent Preferred Stock
EXHIBIT 2.6(b)(ii)...............................................................................Subordinated Notes
EXHIBIT 2.6(b)(iii)........................................................................Buyer Security Agreement
EXHIBIT 2.6(b)(iv).........................................................................................Guaranty
EXHIBIT 2.6(b)(v).........................................................................Parent Security Agreement
EXHIBIT 2.6(b)(xiv)..........................................................................Shareholders Agreement
EXHIBIT 6.2(b)...............................................................................Restrictions on Parent
EXHIBIT 6.7........................................................................................Material Changes
EXHIBIT 9.3.......................................................................................Material Consents
EXHIBIT 9.4(a).........................................................Opinion of Kronish Lieb Weiner & Hellman LLP
EXHIBIT 9.4(b).....................................................................Opinion of Shareholder's Counsel
EXHIBIT 9.6.............................................................................Governmental Authorizations
EXHIBIT 10.3...........................................................................Consents Required By Sellers
EXHIBIT 10.4.............................................................................Opinion of Buyer's Counsel
EXHIBIT 14.1...........................................................................Allocation of Purchase Price


SCHEDULE A - Assumed Stores and Facilities
SCHEDULE B - Closure Stores
SCHEDULE C - Required Stores

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

                              INDEX OF DEFINITIONS




Accounts Receivable...............................................................................................1
Aged Inventories..................................................................................................1
Assets............................................................................................................1
Assignment and Assumption Agreement...............................................................................1
Assumed Liabilities...............................................................................................1
Assumed Stores and Properties.....................................................................................1
Balance Sheet.....................................................................................................1
Best Efforts......................................................................................................2
Bill of Sale......................................................................................................2
Breach............................................................................................................2
Bulk Sales Laws...................................................................................................2
Business Day......................................................................................................2
Buyer.............................................................................................................2
Buyer Indemnified Persons.........................................................................................2
Buyer Security Agreement..........................................................................................2
Closing...........................................................................................................2
Closing Date......................................................................................................2
Closing Documents.................................................................................................2
Closing Financial Statements......................................................................................2
Closure Stores....................................................................................................2
COBRA.............................................................................................................2
Code..............................................................................................................3
Consent...........................................................................................................3
Contemplated Transactions.........................................................................................3
Contract..........................................................................................................3
Copyrights........................................................................................................3
Damages...........................................................................................................3
Disclosure Letter.................................................................................................3
Distribution Centers..............................................................................................3
Effective Time....................................................................................................3
Employee Plans....................................................................................................3
Encumbrance.......................................................................................................3
Environment.......................................................................................................3
Environmental Law.................................................................................................4
Environmental, Health and Safety Liabilities......................................................................3
ERISA.............................................................................................................5
Exchange Act......................................................................................................5
Excluded Assets...................................................................................................5
GAAP..............................................................................................................5
Governing Documents...............................................................................................5
Governmental Authorization........................................................................................5
Governmental Body.................................................................................................5
Guaranty..........................................................................................................6
Hazardous Activity................................................................................................6


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Hazardous Material................................................................................................6
HSR Act...........................................................................................................6
Improvements......................................................................................................6
Indemnified Person................................................................................................6
Indemnifying Person...............................................................................................6
Indemnity Obligation..............................................................................................6
Intellectual Property Assets......................................................................................6
Intellectual Property Assignments.................................................................................6
Intercreditor Agreements..........................................................................................6
Inventories.......................................................................................................7
IRS...............................................................................................................7
Knowledge.........................................................................................................7
Lease.............................................................................................................7
Legal Requirement.................................................................................................7
Liability.........................................................................................................7
Marks.............................................................................................................7
Material Adverse Impact...........................................................................................7
Material Consents.................................................................................................8
Occupational Safety and Health Law................................................................................8
Operated Stores...................................................................................................8
Operating Agreement...............................................................................................8
Operating Working Capital Ongoing Business........................................................................8
Order.............................................................................................................8
Ordinary Course of Business.......................................................................................8
Parent............................................................................................................9
Parent Preferred Stock............................................................................................9
Parent Security Agreement.........................................................................................9
Part..............................................................................................................9
Patents...........................................................................................................9
Permitted Encumbrances............................................................................................9
Person............................................................................................................9
Physical Inventory................................................................................................9
Physical Inventory Date...........................................................................................9
Principal Seller..................................................................................................9
Proceeding........................................................................................................9
Purchase Price....................................................................................................9
Real Property Lease...............................................................................................9
Real Property Lease Assignments...................................................................................9
Record............................................................................................................9
Registration Rights Agreement.....................................................................................9
Related Person....................................................................................................9
Release..........................................................................................................11
Remedial Action..................................................................................................11
Representative...................................................................................................11
Required Stores..................................................................................................11
Retained Liabilities.............................................................................................11


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Schwarz Agreement................................................................................................11
Schwarz Consent..................................................................................................11
SEC..............................................................................................................11
Securities Act...................................................................................................11
Seller Contract..................................................................................................11
Sellers..........................................................................................................12
Sellers' Closing Documents.......................................................................................12
Shareholder......................................................................................................12
Shareholders Agreement...........................................................................................12
Software.........................................................................................................12
Subordinated Notes...............................................................................................12
Subsidiary.......................................................................................................12
Superior Proposal................................................................................................12
Takeover Proposal................................................................................................12
Tangible Personal Property.......................................................................................13
Tax..............................................................................................................13
Tax Return.......................................................................................................13
Third Party......................................................................................................13
Third-Party Claim................................................................................................13
Threat of Release................................................................................................13
Transferred Stores and Properties................................................................................13
Transition Services Agreement....................................................................................13
WARN Act.........................................................................................................14
Wells............................................................................................................14

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                                       viii

                            ASSET PURCHASE AGREEMENT



This Asset Purchase Agreement ("Agreement") is dated November 19, 2001, by and among THE RIGHT START, INC., a California corporation ("Parent"); TOY SOLDIER, INC., a Delaware corporation ("Buyer"); F.A.O. SCHWARZ, a New York corporation ("Principal Seller"); QUALITY FULFILLMENT SERVICES, INC., a Virginia corporation (together with Principal Seller, "Sellers"); and ROYAL VENDEX KBB N.V., a Netherlands corporation ("Shareholder").

                                    RECITALS

Shareholder indirectly owns one hundred percent of the issued and outstanding shares of capital stock of each Seller. Each Seller desires to sell, and Buyer desires to purchase, the Assets of Sellers for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

Article 1.........DEFINITIONS AND USAGE

1.1      DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

         "Accounts Receivable"-- (a) all trade accounts receivable and other rights to payment from customers of Sellers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Sellers,
         (b) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

         "Aged Inventories" -- Inventories that are deemed 1999 or older in accordance with the aging procedures historically employed by Sellers.

         "Assets"-- as defined in Section 2.1.

         "Assignment and Assumption Agreement"-- as defined in Section
2.6(a)(ii).

         "Assumed Liabilities"-- as defined in Section 2.4(a).

         "Assumed Stores and Facilities"-- those retail stores, Distribution Centers and corporate offices listed in Schedule A.

         "Balance Sheet"-- as defined in Section 3.4.

         "Best Efforts"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds, file and prosecute any litigation, or incur any other material burden.

         "Bill of Sale"-- as defined in Section 2.6(a)(i).

         "Breach"-- any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "Bulk Sales Laws"-- as defined in Section 7.10.

         "Business Day"-- any day other than (a) Saturday or Sunday or (b) any other day on which banks in the States of Massachusetts or New York are permitted or required to be closed.

         "Buyer"-- as defined in the first paragraph of this Agreement.

         "Buyer Indemnified Persons"-- as defined in Section 13.2.

         "Buyer Security Agreement"-- as defined in Section 2.6(b)(iii).

         "Closing"-- as defined in Section 2.5.

         "Closing Balance Sheet"-- as defined in Section 2.3(c).

         "Closing Date"-- the date on which the Closing actually takes place.

         "Closing Documents"-- the Bill of Sale, the Assignment and Assumption Agreement, the Real Property Lease Assignments, the Intellectual Property Assignments, the Investment Representation Letter, the Transition Services Agreement, the Operating Agreement, the Registration Rights Agreement, the Shareholders Agreement, the Subordinated Notes, the Parent Preferred Stock, the Buyer Security Agreement, the Parent Security Agreement, the Guaranty and the Intercreditor Agreements.

         "Closure Stores" -- those retail stores of Principal Seller listed as such in Schedule B.

         "COBRA"-- as defined in Section 3.16(f).



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

         "Code"-- the Internal Revenue Code of 1986.

         "Consent"-- any approval, consent, ratification, waiver or other authorization, the lack of which would have a Material Adverse Impact.

         "Contemplated Transactions"-- all of the transactions contemplated by this Agreement.

         "Contract"-- any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied).

         "Copyrights"-- as defined in Section 3.25(a)(iii).

         "Damages"-- as defined in Section 13.2.

         "Disclosure Letter" -- the disclosure letter delivered by Sellers and Shareholder to Buyer concurrently with the execution and delivery of this Agreement.

         "Distribution Centers" -- the Assumed Stores and Facilities marked with an asterisk on Schedule A.

          "Effective Time"-- 12:01 a.m. on January 6, 2002, or such other time as shall be agreed by the parties.

         "Employee Plans" -- as defined in Section 3.16(a).

         "Encumbrance" -- any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, or right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

         "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities" -- any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

                    (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

                    (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

                    (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                    (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

         "Environmental Law"-- any Legal Requirement that requires or relates to:

                    (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                    (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                    (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

                    (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                    (e)  protecting resources, species or ecological amenities;

                    (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                    (g)  cleaning  up  pollutants   that  have  been   Released,
                         preventing the Threat of Release or paying the costs of such clean up or prevention; or

                    (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" -- the Employee Retirement Income Security Act of 1974.

         "Exchange Act" -- the Securities Exchange Act of 1934.

         "Excluded Assets" -- as defined in Section 2.2.

         "GAAP" -- generally accepted accounting principles for financial reporting in the United States.

         "Governing Documents" -- with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

         "Governmental Authorization" -- any Consent, license or registration needed to operate the Assumed Stores and Facilities or the Transferred Stores and Facilities, as the case may be (i.e., excluding any building permits, certificates of occupancy or completion or statutory notices obtained or delivered by or to Sellers in the Ordinary Course of Business), granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

                    (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

                    (b) federal, state, local, municipal, foreign or other government;

                    (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

                    (d)  multinational organization or body;

                    (e)  body   exercising,   or  entitled  to   exercise,   any
                         administrative,   executive,   judicial,   legislative,
                         police, regulatory or taxing authority or power; or

                    (f)  official of any of the foregoing.

         "Guaranty" -- as defined in Section 2.6(b)(iv).

         "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Assumed Stores and Facilities or any part thereof into the Environment.

         "Hazardous Material" -- any substance, material or waste which is regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act.

         "Improvements" -- tenant improvements constructed or installed by either Seller and affixed to the premises demised under the Real Property Leases for the Assumed Stores and Facilities.

         "Indemnified Person"-- as defined in Section 13.9.

         "Indemnifying Person"-- as defined in Section 13.9.

         "Indemnity Obligation" -- as defined in Section 13.8.

         "Intellectual Property Assets" -- as defined in Section 3.25(a).

         "Intellectual Property Assignments" -- as defined in Section
2.6(a)(iv).

         "Intercreditor Agreements" - the Subordination and Intercreditor Agreements among Sellers, Shareholder and Wells, in substantially the form of Exhibit 2.6(a)(xii).

         "Inventories" -- all inventories of Sellers, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by either Seller in the production of finished goods.

         "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" -- an individual will be deemed to have Knowledge of a particular fact or other matter if:

(a)      that individual is actually aware of that fact or matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the ordinary course of conducting his affairs and performing the duties of his job.

         A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director of such Person or an officer of that Person (or in any similar capacity) who in the ordinary course of discharging his or her duties would likely have obtained knowledge of a particular fact, has Knowledge of that fact or other matter (as set forth in (a) and (b) above.)

         "Lease" -- any Real Property Lease for the occupancy of any of the Assumed Stores and Facilities, the Transferred Stores and Facilities or the Operated Stores, as the case may be, or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which either Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

         "Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

         "Liability" -- with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

         "Marks" -- as defined in Section 3.25(a)(i).

         "Material Adverse Impact" -- a material adverse effect, individually or in the aggregate, with all such effects, (i) on the ability of Sellers and Shareholder, individually or in the aggregate, to consummate the Contemplated Transactions, (ii) on the ability of Buyer after the Closing to promote and conduct the retail sale of merchandise through the use of the Assumed Stores and Facilities or the Transferred Stores and Facilities, as the case may be, on the internet or through catalogues in a manner substantially similar to the manner in which Sellers conducted such activities at such locations prior to the Closing Date or (iii) on the business, properties, results of operations or financial condition of the Sellers' business related to the Assumed Stores and Facilities or the Transferred Stores and Facilities, as the case may be, taken as a whole.

         "Material Consents" -- as defined in Section 9.3.

         "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Operated Stores" -- the Assumed Stores and Facilities not transferred to Buyer on the Closing Date, which are to be operated by Buyer under the Operating Agreement.

         "Operating Agreement" -- an agreement among Buyer, Parent, Sellers and Shareholder in substantially the form of Exhibit 2.6(a)(xi) pursuant to which Buyer is authorized and obligated to operate the Operated Stores.

         "Operating Working Capital Ongoing Business" -- the current portion of the Assets transferred to the Buyer on the Closing Date minus the current portion of Assumed Liabilities assumed by the Buyer on the Closing Date and further reduced by the sum of (A) 50% of the cost of the Aged Inventories up to $4 million located in the Assumed Stores and Facilities (other than the Distribution Centers) as of the respective Physical Inventory Dates and (B) 100% of the cost of the Aged Inventories in excess of $4 million located in any Assumed Stores and Facilities (other than the Distribution Centers) as of the respective Physical Inventory Dates. The value of the Assets and Assumed Liabilities reflected in Operating Working Capital Ongoing Business shall be determined in accordance with GAAP on a basis consistent with Seller's existing practices, except that Aged Inventories shall be valued in accordance with this definition.

         "Order" -- any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

         "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

         "Parent" -- as defined in the first paragraph of this Agreement.

         "Parent Preferred Stock" -- as defined in Section 2.6(b)(i).

         "Parent Security Agreement" -- as defined in Section 2.6(b)(v).

         "Part" -- a part or section of the Disclosure Letter.

         "Patents" -- as defined in Section 3.25(a)(ii).

         "Permitted Encumbrances" -- as defined in Section 3.9.

         "Person" -- an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

         "Physical Inventory" -- as defined in Section 2.3(c).

         "Physical Inventory Date" -- the date(s) in January 2002 on which Buyer conducts a physical inventory in each of the Assumed Stores and Facilities.

         "Principal Seller" -- as defined in the first paragraph of this Agreement.

         "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price" -- as defined in Section 2.3.

         "Real Property Lease" -- any lease or rental agreement under which either Seller is a tenant that demises real property occupied by any of the Assumed Stores and Facilities.

         "Real Property Lease Assignments" -- as defined in Section 2.6(a)(iii).

         "Record" -- information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

         "Registration Rights Agreement" -- a registration rights agreement between Parent and Seller pursuant to the provisions of Section 12.9.

         "Related Person" --

         With respect to a particular individual:

                    (a)  each other member of such individual's Family;

                    (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                    (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                    (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                    (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

                    (b) any Person that holds a Material Interest in such specified Person;

                    (c)  each  Person  that  serves  as  a  director,   officer,
                         partner, executor or trustee of such specified Person (or in a similar capacity);

                    (d) any Person in which such specified Person holds a Material Interest; and

                    (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "Release" -- any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

         "Remedial Action" -- all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring the Assumed Stores and Facilities or the Transferred Stores and Facilities, as the case may be, and the operations conducted thereon into compliance with Environmental Laws and related Governmental Authorizations.

         "Representative" -- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

         "Required Stores" -- the 5th Avenue New York store, the San Francisco store, the Las Vegas store, the Orlando store, the Boston flagship store, the King of Prussia store, the Seattle store, the Tyson's Corner store and any seven (7) additional stores, all as identified on Schedule C attached hereto.

         "Retained Liabilities" -- as defined in Section 2.4(b).

         "Schwarz Agreement" -- the Agreement dated as of July 17, 1985 among the Christiana Companies, Inc., Principal Seller, Franz Carl Weber International AG and Franz Carl Weber - U.S.A., Inc., as amended by the Amendment dated July 25, 1990, the Second Amendment Agreement, dated as of December 1, 1997, the Third Amendment Agreement, dated as of February 1, 1999, and the Fourth Amendment Agreement, dated as of March 10, 1999, with respect to the license of the name "F.A.O. Schwarz" for advertising, promotional and any other business purpose in connection with the retail catalogue, internet retail, products licensing and wholesale distribution business of Principal Seller.

         "Schwarz Consent" -- the Consent of the Schwarz Family Investors to the assignment to Buyer of Sellers' rights under the Schwarz Agreement as part of the Contemplated Transactions.

         "SEC" -- the United States Securities and Exchange Commission.

         "Securities Act" -- as defined in Section 3.3.

         "Seller Contract" -- any Contract (other than a Real Property Lease, Real Property Lease Assignment, lease or rental agreement providing for the occupancy of real property occupied by any of the Closure Stores or any other Contract relating solely to the Closure Stores and contracts terminated or rescinded or purported to be terminated or rescinded by a Seller prior to the Effective Time) (a) under which either Seller has or may acquire any rights or benefits, including vendor warranties and non-capital equipment leases; (b) under which either Seller has or may become subject to any obligation or liability; or (c) by which either Seller or any of the Assets is or may become bound.

         "Sellers"-- as defined in the first paragraph of this Agreement.

         "Sellers' Closing Documents"-- as defined in Section 3.2(a).

         "Shareholder"-- as defined in the first paragraph of this Agreement.

         "Shareholders Agreement" -- the Shareholders Agreement (Tag Along Rights and Voting Rights) among Sellers, certain holders of Parent's common stock and Parent, in substantially the form of Exhibit 2.6(b)(xiv).

         "Software"-- all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

         "Subordinated Notes" -- as defined in Section 2.6(b)(ii).

         "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

         "Superior Proposal" -- any Takeover Proposal which the Board of Directors of Shareholder or Principal Seller determines in good faith, taking into account the estimated time required to consummate the offer, the Persons making the offer and the legal, financial, regulatory and other aspects of the offer deemed appropriate by the Board of Directors of Principal Seller, is reasonably capable of being completed and if consummated, would result in a transaction that is more favorable to its stockholders (in their capacities as stockholders) from a financial point of view than the Contemplated Transactions.

         "Takeover Proposal" -- any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes a significant portion of the net revenues, net income or the assets of either Seller or a significant portion of the voting power of either Seller, any tender offer or exchange offer that if consummated would result in any Person beneficially owning a significant portion of the voting power of either Seller, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving either Seller pursuant to which any third party or the shareholders of any third party would beneficially own directly or indirectly a significant portion of the voting power of either Seller or any resulting parent company of either Seller, other than the Contemplated Transactions.

         "Tangible Personal Property" -- all machinery, equipment, trade fixtures, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by either Seller (wherever located and whether or not carried on such Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

         "Tax" -- any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Third Party" -- a Person that is not a party to this Agreement.

         "Third-Party Claim" -- any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

         "Threat of Release" -- a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Transferred Stores and Facilities" -- those Assumed Stores and Facilities transferred, sold and conveyed to Buyer hereunder.

         "Transition Services Agreement" -- an agreement among Parent, Buyer and Sellers in substantially the form of Exhibit 2.6(a)(x) pursuant to which Buyer provides certain services with respect to the Closure Stores.

         "WARN Act" -- as defined in Section 2.4(b)(xi).

         "Wells" -- Wells Fargo Retail Finance LLC.

1.2      USAGE

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)      the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)    reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)      reference to "dollars" or "$" means United States dollars;

(vi) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vii) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

(ix)     "or" is used in the inclusive sense of "and/or";

(x) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

(xi) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

(c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

Article 2.        SALE AND TRANSFER OF ASSETS; CLOSING

2.1      ASSETS TO BE SOLD

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, each Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from such Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of such Seller's right, title and interest in and to all of such Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

(a) all real property leasehold interests with respect to the Assumed Stores and Facilities, including the Real Property Leases described in Part 3.8;

(b) all Tangible Personal Property at or related to the Assumed Stores and Facilities, including those items listed in Part 2.1(b) and Tangible Personal Property located at the Closure Stores that Buyer, on or before December 15, 2001, notifies Principal Seller it will acquire and agrees to pay all costs and expenses of removal and delivery of such items to Buyer and that such removal and delivery shall not interfere with the liquidation and closing of the Closure Stores;

(c) all Inventories located at, or in transit to or otherwise allocable to the Assumed Stores and Facilities, excluding Aged Inventories located at the Distribution Centers on the Closing Date;

(d) all Accounts Receivable;

(e) all Seller Contracts, including those listed in Part 3.20(a), and all outstanding offers or solicitations made by or to either Seller to enter into any Contract;

(f) all Governmental Authorizations with respect to the Assumed Stores and Facilities and all pending applications for building permits or renewals of any existing Governmental Authorization with respect to the Assumed Stores and Facilities, in each case to the extent transferable to Buyer, including those listed in Part 3.17(b);

(g) all data and Records related to the operations of each Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(h);

(h) all of the intangible rights and property of each Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Part 3.25(d), (e),
(f) and (h);

(i) all insurance benefits, including rights and proceeds, arising from or relating to (x) physical damage to the Assumed Stores and Facilities or the related Tangible Personal Property or (y) the Assets or the Assumed Liabilities prior to the Effective Time to the extent reflected on the Closing Balance Sheet;

(j) all claims and judgments in favor of either Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 2.1(j);

(k) all rights of each Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not listed in Part 2.2(f) and that are not excluded under Section 2.2(f); and

(l) all cash,  cash  equivalents  and  short-term  investments  as  described in
Exhibit 2.1(l).

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

2.2      EXCLUDED ASSETS

Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of each Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of such Seller after the Closing:

(a)      all Real Property Leases with respect to the Closure Stores;

(b) all Aged Inventories at the Distribution Centers, and all Inventories and Tangible Personal Property located at the Closure Stores other than such Tangible Personal Property selected by Buyer for acquisition pursuant to Section 2.1(b);

(c) all claims and judgments in favor of each Seller against third parties relating to the Closure Stores, whether choate or inchoate, known or unknown, contingent or noncontingent;

(d)      all minute books, stock Records and corporate seals;

(e)      the shares of capital stock of such Seller held in treasury;

(f) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in Part 2.2(f) or directly related to the operations of the Closure Stores;

(g) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(i) and (j));

(h) all of the Seller Contracts listed in Part 2.2(h);

(i) all personnel Records and other Records that such Seller is required by law to retain in its possession;

(j) all claims for refund of Taxes and other governmental charges of whatever nature;

(k) all rights in connection with and assets of the Employee Plans;

(l) all rights of such Seller under the Closing Documents to which it is a party or registered owner; and

(m) the property and assets expressly designated in Part 2.2(m).

2.3      CONSIDERATION

(a) Initial Purchase Price. The initial purchase price for the Assets (the "Initial Purchase Price") consists of (i) the parties' estimate of Operating Working Capital Ongoing Business which is $33 million plus (ii) $5 million.

                  The Initial Purchase Price also includes Buyer's assumption of the Assumed Liabilities, and is subject to adjustment as set forth in Section 2.3(c), (d), (e) and (f) below.

(b) Payment of Initial Purchase Price. The Initial Purchase Price is payable on the Closing Date through Buyer's delivery of the Parent Preferred Stock and the Subordinated Notes, registered in the names of Sellers in such denominations as shall be specified by Sellers, and Buyer's assumption of the Assumed Liabilities. The agreed value of the Parent Preferred Stock is $20 million. The original aggregate principal amount of the Subordinated Notes is $18 million; provided, however, that such principal amount shall be adjusted downward by $1,000 times the number of Operated Stores not transferred to Buyer on the Closing Date.

(c) On or before February 12, 2002, or if the Closing Date is not January 5, 2002, the 15th day of the first calendar month that next follows the Closing Date, Buyer shall deliver to Sellers and Shareholder an unaudited consolidated balance sheet of Buyer as at the Closing Date which reflects the results of the physical inventory conducted on the Physical Inventory Dates and the closing of Sellers' financial books (the "Closing Balance Sheet"), together with Buyer's calculation of Operating Working Capital Ongoing Business (the "Closing Operating Working Capital Ongoing Business" and, together with the Closing Balance Sheet, the "Closing Statement"). The determinations set forth in the Closing Statement shall be final and binding on the parties hereto unless timely disputed by Sellers or Shareholder pursuant to Section 2.3(d).

(d) If Sellers or Shareholder dispute the determinations made by Buyer in the Closing Statement, Sellers or Shareholder shall deliver to Buyer written notice of such dispute within 15 days of receipt of the Closing Statement, setting forth the nature of the dispute and their determination of the proper calculation (the "Notice of Dispute"). Unless Buyer shall, within 10 days of receipt of a Notice of Dispute, notify Sellers and Shareholder in writing that it challenges the calculation in the Notice of Dispute, Buyer will be deemed conclusively to have accepted such calculation. If Buyer so notifies Seller and Shareholder, the dispute shall be submitted within 10 days of such notification to KPMG LLP ("KPMG") for its determination of the dispute, which determination shall be a final and binding determination on the parties hereto. The costs and expenses incurred in connection with a determination by KPMG shall be allocated by KPMG, in its discretion, in proportion to the relative success of the parties as to the dispute.

(e) If the Operating Working Capital Ongoing Business determined in accordance with Section 2.3(c) and (d) is greater than the estimated Operating Working Capital Ongoing Business specified in Section 2.3(a), Buyer shall promptly, but in no event later than 10 days following the date of determination, pay Sellers an amount equal to the absolute value of the difference between the Operating Working Capital Ongoing Business determined in accordance with Section 2.3(c) and (d) and the estimated Operating Working Capital Ongoing Business specified in Section 2.3(a) (the "Settlement Balance"). Such payment shall be made by delivery of immediately available funds, if the Settlement Balance is less than or equal to $3.3 million, or if the Settlement Balance exceeds $3.3 million, by delivery of $3.3 million of immediately available funds and Buyer's unsecured negotiable promissory notes due six months after the Closing Date, with interest at 8% per annum, to the extent of the remainder.

(f) If the Operating Working Capital Ongoing Business determined in accordance with Section 2.3(c) and (d) is less than the estimated Operating Working Capital specified in Section 2.3(a), Sellers shall promptly, but in no event later than 10 days following the date of final determination, pay Buyer an amount equal to the Settlement Balance in immediately available funds.

(g) If during the process of determining Operating Working Capital Ongoing Business in accordance with Section 2.3(c) the parties reach agreement as to a portion of the Operating Working Capital Ongoing Business (the "Agreed Portion"), the parties shall in good faith make any payment that would be required under Section 2.3(e) as if the Agreed Portion were the finally determined Operating Working Capital Ongoing Business and shall pay any difference between the Settlement Balance resulting from the finally determined Operating Working Capital Ongoing Business and the Settlement Balance resulting from the Agreed Portion upon final determination of the Operating Working Capital Ongoing Business. For example, if the parties dispute a factor (such as shrink) used to calculate Operating Working Capital Ongoing Business and a payment would be due to one party regardless of which party's position prevails, payment shall be made promptly based on the position that results in the lesser payment amount while the parties work to resolve their dispute with regard to the greater payment amount.

2.4      LIABILITIES

(a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Sellers (the "Assumed Liabilities"):

(i) any trade account payable reflected on the Closing Balance Sheet (other than a trade account payable to Shareholder or a Related Person of either Seller or Shareholder) that remains unpaid at the Effective Time;

(ii) any Liability to the employees of either Seller employed at the Assumed Stores and Facilities for payroll, accrued but unused vacation time, accrued but unused sick leave and payroll taxes, as long as such Liability is included as a current liability in the Closing Balance Sheet;

(iii) Liabilities directly arising out of Buyer's prosecution of the claims relating to Intellectual Property Assets listed in Part 2.1(j);

(iv) any other Liability of either Seller included as a current liability in the Closing Balance Sheet other than Taxes due as a result of sales of inventories made by Sellers prior to the Effective Time; and

(v) any Liability of Sellers under Seller Contracts and Real Property Leases assumed by Buyer to the extent arising after the Closing Date.

(b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged by Sellers. "Retained Liabilities" shall mean every Liability of either Seller other than the Assumed Liabilities, including:

(i) any Liability arising out of or relating to products of either Seller to the extent sold prior to the Effective Time other than to the extent assumed under Section 2.4(a)(iii);

(ii)     any Liability under any Seller Contract assumed by Buyer pursuant to
         Section 2.4(a) that arises after the Effective Time to the extent arising out of or resulting from any Breach that occurred prior to the Effective Time;

(iii) any Liability for Taxes arising as a result of either Seller's operation of its business or ownership of the Assets prior to the Effective Time, including any deferred Taxes of any nature;

(iv) any Liability under any Seller Contract or Real Property Lease not assumed by Buyer;

(v) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of either Seller's business prior to the Closing or either Seller's leasing, ownership or operation of real property prior to the Closing;

(vi) any Liability under or relating to the Employee Plans or relating to workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for either Seller's employees or former employees or both;

(vii) any Liability resulting from or relating to either Seller's or any of its Related Person's "complete withdrawal" or "partial withdrawal" (as defined in ERISA Sections 4203 and 4205) from a multiemployer plan as defined in Section 3(37) of ERISA;

(viii) any Liability or obligation arising out of, related to, or in connection with any collective bargaining agreement or arbitration award thereunder to which either Seller is a party, successor or otherwise bound;

(ix) any Liability or obligation arising out of, related to, or in connection with any employment agreement to which either Seller is a party successor, or otherwise bound;

(x) any Liability arising out of, related to, or in connection with the classification or treatment as an "independent contractor" of any
          individual   who  should  have  been   classified  or  treated  as  an
          "employee";

(xi) any Liability arising out of, related to, or in connection with the Worker Adjustment and Retraining Notification Act ("WARN Act"), or any similar state or local statute, law or regulation, subject, however, to the obligation of Buyer to indemnify Seller pursuant to Section 13.3(b) in the event Buyer fails to offer employment to Active Employees as provided in Section 12.1(b)(i);

(xii) any Liability under any employment, severance, retention or termination agreement with any employee of either Seller or any of its Related Persons other than to the extent assumed under Section 2.4(a)(ii);

(xiii) any Liability arising out of, related to, or in connection with any employment-related or termination-of-employment-related claims, charges, controversies, lawsuits, administrative actions or charges, complaints, demands, liens, grievances, actions, suits, causes of action, obligations, debts, damages, judgments, awards, orders or liabilities of whatever kind or nature in law, equity or otherwise, pending or threatened, related to acts or omissions occurring prior to the Effective Time, or with respect to any Hired Active Employee related to acts or omissions occurring prior to the time such employee becomes a Hired Active Employee, arising out of, related to, or in connection with any Legal Requirement, or under any collective bargaining agreement or employment agreement (express or implied), or otherwise involving the hiring, employment or termination of employment of any employee or employees or independent contractors, wrongful discharge, breach of contract, equal employment opportunity, discrimination, any other form of alleged unlawful employment practice or unfair labor practice, or failure to comply with any applicable law, duty imposed by law, contract, collective bargaining agreement or arbitration award;

(xiv) any Liability of either Seller to Shareholder or a Related Person of either of the Sellers or Shareholder;

(xv) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of either Seller, other than to the extent assumed under Section 2.4(a)(iii);

(xvi) any Liability to distribute to any of either Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

(xvii) any Liability to the extent arising out of any Proceeding pending as of the Effective Time;

(xviii) any Liability arising out of any Proceeding commenced after the Effective Time to the extent arising out of or relating to any occurrence or event happening prior to the Effective Time;

(xix) any Liability to the extent arising out of or resulting from either Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

(xx) any Liability of either Seller, Shareholder or any Related Person of any of them under this Agreement or any other document executed in connection with the Contemplated Transactions;

(xxi) any Liability of either Seller or Shareholder to a Related Person of any of them;

(xxii) any Liability of either Seller based upon such Seller's acts or omissions occurring after the Effective Time; and

(xxiii)  any contingent liability.

2.5      CLOSING

The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel at 666 Fifth Avenue, New York, New York, commencing at 10:00 a.m. (local time) on the later of (a) January 7, 2002, or
(b) the date which is two (2) Business Days following the date all of the conditions to closing set forth in Articles 9 and 10 have been met, but in no event later than January 31, 2002, unless Buyer and Principal Seller otherwise agree. Subject to the provisions of Article 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 11.

2.6      CLOSING OBLIGATIONS

In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)      Sellers and Shareholder, as the case may be, shall deliver to Buyer:

(i) a bill of sale for all of the Assets that are Tangible Personal Property in substantially the form of Exhibit 2.6(a)(i) (the "Bill of Sale") executed by each Seller;

(ii) an assignment of all of the Assets that are intangible personal property (other than Intellectual Property Assets), in substantially the form of Exhibit 2.6(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by each Seller;

(iii) for each interest in a Real Property Lease for the Transferred Stores and Facilities an Assignment and Assumption of Lease in substantially the form of Exhibit 2.6(a)(iii) or such other appropriate document or instrument of transfer, as the case may require (the "Real Property Lease Assignments"), together with such other items as may be reasonably required by Third Parties as a condition to the assignment of the Real Property Leases for the Transferred Stores and Facilities, each in form reasonably satisfactory to Buyer and its counsel and Seller and its counsel and executed by the Seller that is party to such Real Property Lease;

(iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights (the "Intellectual Property Assignments") in substantially the form of
         Exhibit 2.6(a)(iv) executed by each Seller;

(v) an investment letter addressed to Buyer and Parent in substantially the form of Exhibit 2.6(a)(v) (the "Investment Representation Letter") executed by each Seller;

(vi) the executed acknowledgement of each Seller to the Subordinated Note it holds;

(vii) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by each Seller;

(viii) a certificate executed by each Seller and Shareholder as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 9.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 9.2;

(ix) a certificate of the Secretary of each Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of such Seller, certifying and attaching all requisite resolutions or actions of such party's board of directors (and shareholders, if applicable) approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 7.8 and certifying to the incumbency and signatures of the officers of such party executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Principal Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body;

(x)       the  Transition  Services  Agreement,  in  substantially  the  form of
          Exhibit 2.6(a)(x) executed by Sellers
         and Shareholder;

(xi)      the  Operating  Agreement,   in  substantially  the  form  of  Exhibit
          2.6(a)(xi), executed by Sellers and Shareholder; and

(xii) the Intercreditor Agreements, in substantially the form of Exhibit 2.6(a)(xii), executed by Sellers and Shareholder.

(b)      Buyer shall deliver to Sellers and Shareholder, as the case may be:

(i) Series H Contingent Convertible Preferred Stock Certificates representing 20,000 shares of such preferred stock with a liquidation preference of $20,000,000, issued by Parent pursuant to a Certificate of Determination in the form of Exhibit 2.6(b)(i) (the "Parent Preferred Stock");

(ii) subordinated notes issued by Buyer in the form of Exhibit 2.6(b)(ii) (the "Subordinated Notes") in the aggregate principal amount set forth in Section 2.3;

(iii) a security agreement executed by Buyer granting a subordinated security interest in the Assets to secure the Subordinated Notes, and affording Buyer's trade creditors rights to share in the proceeds of the collateral thereunder on a pro rata basis in substantially the form of
         Exhibit 2.6(b)(iii) (the "Buyer Security Agreement");

(iv) a guaranty executed by Parent in favor of the holders of the Subordinated Notes of Buyer's obligations under the Subordinated Notes, in substantially the form of Exhibit 2.6(b)(iv)(the "Guaranty");

(v) a security agreement executed by Parent granting a subordinated security interest in certain assets of Parent to secure the Guaranty, and affording Parent's trade creditors rights to share in the proceeds of the collateral thereunder on a pro rata basis in substantially the form of Exhibit 2.6(b)(v)(the "Parent Security Agreement");

(vi)     the Assignment and Assumption Agreement executed by Buyer;

(vii) the Real Property Lease Assignments executed by Buyer, together with such other items as may be reasonably required by Third Parties as a condition to the assignment of the Real Property Leases for the Transferred Stores and Facilities;

(viii) a certificate executed by Buyer and Parent as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 10.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 10.2;

(ix) a certificate of the Secretary of Buyer and Parent certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and Parent and certifying and attaching all requisite resolutions or actions of Buyer's and Parent's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer and Parent executing this Agreement and any other document relating to the Contemplated Transactions;

(x) such other instruments as may reasonably be requested by Sellers to evidence the assumption by Buyer of the Contracts included in the Assets, each in form and substance satisfactory to Sellers and their legal counsel and executed by Buyer;

(xi)     the Operating Agreement, executed by Buyer and Parent;

(xii)    the Transition Services Agreement, executed by Buyer and Parent;

(xiii)   the Registration Rights Agreement, executed by Parent; and

(xiv) the Shareholders Agreement, in substantially the form of Exhibit 2.6(b)(xiv), executed by Parent and the shareholders of Parent named therein.

2.7      CONSENTS

(a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract or Real Property Lease as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (a "Restricted Material Contract"), Buyer may waive the condition of Buyer's obligations hereunder as to any such Restricted Material Contract and either:

(i) elect to have the applicable Seller continue its Best Efforts to obtain the Material Consent until the termination of the Operating Agreement; or

(ii) elect to have the applicable Seller retain the Restricted Material Contract and all Liabilities arising therefrom or relating thereto; provided, however, that this option shall not be available with respect to any Real Property Lease.

If Buyer elects to have Sellers continue their Best Efforts to obtain Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor the Operating Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of any Restricted Material Contract, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable.

(b) If there are any Consents not listed on Exhibit 9.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (a "Restricted Nonmaterial Contract"), either to:

(i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and the applicable Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

(ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) the applicable Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

Article 3.        Representations and Warranties of Sellers and
                  Shareholder

Each of the Sellers and Shareholder represent and warrant, jointly and severally, to Buyer and Parent as follows:

3.1      ORGANIZATION AND GOOD STANDING

         Part 3.1(a) contains a complete and accurate list of each Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts and Real Property Leases (and on the Closing Date, the Real Property Lease Assignments) except to the extent that failure to have such power or authority would not have a Material Adverse Impact. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent that failure to be so qualified would not have a Material Adverse Impact.

3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of each Seller and Shareholder, enforceable against each of them in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or receivership and to general principles of equity. Upon the execution and delivery by Sellers and Shareholder of each Closing Document and other agreement to be executed or delivered by any or all of Sellers and Shareholder at the Closing (collectively, the "Sellers' Closing Documents"), each of Sellers' Closing Documents will constitute the legal, valid and binding obligation of each Seller and Shareholder party thereto, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or receivership and to general principles of equity. Each Seller has all necessary right, power and authority to execute and deliver this Agreement and the Sellers' Closing Documents to which it is a party and to perform its obligations under this Agreement and the Sellers' Closing Documents to which it is a party, and such action has been duly authorized by all necessary action by Sellers' shareholders and board of directors. Shareholder has all necessary legal capacity to enter into this Agreement and the Seller's Closing Documents to which Shareholder is a party and to perform its obligations hereunder and thereunder.

(b) Except as set forth in Part 3.2(b), assuming all Consents have been obtained neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) Breach (A) any provision of any of the Governing Documents of either Seller or (B) any resolution adopted by the board of directors or the shareholder of either Seller;

(ii) Violate or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief in a manner that would have a Material Adverse Impact under any Legal Requirement or any Order to which either Seller or Shareholder, or any Assets, may be subject;

(iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by either Seller or that otherwise relates to the Assets or to the business of either Seller, in each case, in a manner that would have a Material Adverse Impact;

(iv) result in Buyer becoming the successor to or otherwise bound by any collective bargaining agreement, arbitration award thereunder, or employment agreements, except as set forth in Part 3.2(b)(iv);

(v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract unless, in each case, it would not reasonably be expected to have a Material Adverse Impact; or

(vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, other than those imposed or created by Buyer's actions.

(c) Except as set forth in Part 3.2(c) or where the failure to give notice or obtain consent would not have a Material Adverse Impact, neither of the Sellers nor Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3      CAPITALIZATION

Shareholder is and will be on the Closing Date the indirect owner of 100% of the outstanding equity securities of each Seller, free and clear of all Encumbrances.

3.4      FINANCIAL STATEMENTS

Sellers have delivered to Buyer: (a) a consolidated unaudited balance sheet of KBB Retail U.S.A. Inc. and its Subsidiaries, including each of the Sellers (collectively, "KBB"), as at February 3, 2001 (including the notes thereto, the "Balance Sheet"), and the related unaudited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, reviewed by Principal Seller's chief financial officer; (b) a consolidated unaudited balance sheet of KBB as at fiscal year end in each of the two (2) fiscal years prior to the fiscal year ended February 3, 2001 and the related unaudited statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto, reviewed by Principal Seller's chief financial officer; and (c) a consolidated unaudited balance sheet of KBB as at November 4, 2001 (the "Interim Balance Sheet") and the related unaudited statement of income, for the nine-month period ended November 4, 2001 reviewed by Principal Seller's chief financial officer; and (d) consolidated profit and loss statements of KBB with respect to the Assumed Stores and Facilities only for the nine-month period ended November 4, 2001, reviewed by Principal Seller's chief financial officer. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Sellers (or of the Assumed Stores and Facilities, as the case may be) as at the respective dates of and for the periods referred to in such financial statements. The financial statements referred to in this Section 3.4 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of KBB. Neither KBB nor any Subsidiary of KBB other than Sellers had any substantial business during the periods presented.

3.5      BOOKS AND RECORDS

The books of account and other financial Records of each Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of each Seller for the current and most recently completed fiscal year, all of which have been made available to Buyer, contain accurate and complete Records of all material corporate action taken by the shareholders, the board of directors and committees of the board of directors of such Seller.

3.6      SUFFICIENCY OF ASSETS

         Except as set forth in Part 3.6, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate each Seller's business at the Assumed Stores and Facilities substantially in the manner presently operated by such Seller and (b) include all material assets of such Seller with respect to the Assumed Stores and Facilities.

3.7      DESCRIPTION OF OWNED REAL PROPERTY

         Sellers have no fee ownership interest in any real property.

3.8      DESCRIPTION OF LEASED REAL PROPERTY

Part 3.8 contains a correct list of all Real Property Leases by location, including lessor's name, the applicable lease date and the expiration date.

3.9      TITLE TO ASSETS; ENCUMBRANCES

(a) Each Seller owns good and marketable title to its respective leasehold estates pursuant to the Real Property Leases, free and clear of any Encumbrances, other than:

(i) liens for Taxes for the current tax year which are not yet due and payable (each, a "Tax Lien"); and

(ii) those described in Part 3.9(a) ("Real Estate Encumbrances" and, together with the Tax Liens, the "Permitted Real Estate Encumbrances").

(b) Sellers own good and transferable title to all of the other Assets free and clear of any Encumbrances other than those described in Part 3.9(b) and those that would not have a Material Adverse Impact ("Permitted Non-Real Estate Encumbrances" and, together with the Permitted Real Estate Encumbrances, "Permitted Encumbrances").

(c) True and complete copies of all material instruments, agreements and other documents pertaining to the Seller's interests in Real Property Leases have been made available to Buyer.

3.10     CONDITION OF ASSUMED STORES AND PROPERTIES

(a) All Improvements are in compliance with all applicable Legal Requirements and are in operating repair and in good condition, ordinary wear and tear and uninsured losses excepted. To the Knowledge of each Seller, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Assumed Stores and Facilities or that would prevent or hinder the continued use of any Assumed Stores and Facilities as heretofore used in the conduct of the business of either Seller at Assumed Stores and Facilities.

(b) Each item of Tangible Personal Property at or related to the Assumed Stores and Facilities is in operating repair and good condition, ordinary wear and tear excepted, and is suitable for immediate use in the Ordinary Course of Business. Except as disclosed in Part 3.10(b), all such Tangible Personal Property is in the possession of Sellers.

3.11     ACCOUNTS RECEIVABLE

(a) Except as disclosed in Part 3.11(a), all Accounts Receivable that are reflected on the Closing Balance Sheet or on the accounting Records of Sellers as of the Closing Date represent or will represent valid obligations arising


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

from sales actually made or services actually performed by Sellers in the Ordinary Course of Business or payments actually made pursuant to Real Property Leases or other Contracts. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Closing Balance Sheet (which reserves are adequate and calculated consistent with past practice and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of either Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.12     INVENTORIES

(a) All items included in the Inventories at the Assumed Stores and Facilities consist of finished goods of a quality and quantity usable and saleable in the Ordinary Course of Business of Sellers except for Aged Inventories and items of below-standard quality, all of which have been or will be valued in the Closing Balance Sheet as specified in the calculation of Operating Working Capital Ongoing Business or transferred to the Closure Stores. All of the Inventories other than Aged Inventories have been valued on an average cost basis consistent with Sellers' past practices. Inventories reflected on the Closing Balance Sheet do not include any Inventories not owned by the Sellers, including goods already sold. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of Sellers at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories are not excessive but are reasonable in the present circumstances of Sellers. Sellers have no work-in-process Inventories.

(b) Since October 30, 2001, no inventory, goods, stock or merchandise from any Closure Store has been or will be returned to a Distribution Center, other than inventory, goods, stock or merchandise returned in the Ordinary Course of Business of Sellers.

3.13     NO UNDISCLOSED LIABILITIES

         Except as set forth in Part 3.13, neither Seller has any Liability except for Liabilities that will be satisfied or discharged prior to Closing or reflected or reserved against in the Closing Balance Sheet, other than Liabilities related to the Closure Stores and Liabilities that would not have a Material Adverse Impact.

3.14     TAXES

         There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and neither Seller has Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

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

3.15     NO MATERIAL ADVERSE CHANGE

Since the date hereof, there has not occurred any event that would have a Material Adverse Impact and no event has occurred that may result in a Material Adverse Impact other than, in each case, (i) changes in economic conditions generally or in any area where Assumed Stores and Facilities are located, (ii) changes in the toy industry generally and (iii) the opening of toy stores in competition with Sellers.

3.16     EMPLOYEE BENEFITS

(a) Set forth in Part 3.16(a) is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by either Seller or any other corporation or trade or business that is a United States entity and that is controlled by, controlling or under common control with either Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) and that is a United States domestic entity ("ERISA Affiliate") or has been maintained or contributed to in the last three (3) years by Seller or any ERISA Affiliate, or with respect to which either Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of either Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof, or with respect to which either Seller may have any liability (collectively the "Employee Plans"). Set forth in Part 3.16(a) is a complete and correct list of all ERISA Affiliates of each Seller during the last three (3) years.

(b) Each Seller has made available to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of such Seller or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by such Seller or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all contracts with


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

third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, and (viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

(c) Except as disclosed in Part 3.16(c), full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date. Each Seller has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

(d) Neither Seller nor any entity that, at any time during the six-year period ending on the date of this Agreement, was required to be treated as a single employer together with either Seller has ever maintained a plan that is or was subject to Title IV of ERISA.

(e) Each Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

(f) There is no material pending or threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither of the Sellers nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject such Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA.

(g) Each Seller has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Part 3.16(g).

(h) Except for the continuation coverage requirements of COBRA, neither Seller has any obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

3.17     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Except as set forth in Part 3.17(a) and with respect to the Assumed Stores and Facilities only:

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

(i) each Seller is, and at all times since October 30, 1998, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of the Assets except in each case to the extent noncompliance would not have a Material Adverse Impact;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by either Seller of, or a failure on the part of either Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of either Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except in case of (A) and (B) above to the extent such event would not have a Material Adverse Impact; and

(iii) neither Seller has received, at any time since October 30, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) Sellers' failure to comply with any actual, alleged, possible or potential obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except in each case to the extent such violation or obligation would not have a Material Adverse Impact.

(b) Part 3.17(b) contains a complete and accurate list of each material Governmental Authorization that is held by each Seller related to the Assumed Stores and Properties or that otherwise relates to the Assets. Each Governmental Authorization listed in Part 3.17(b) is valid and in full force and effect except to the extent the failure of such Governmental Authorization to be valid and in full force and effect would not have a Material Adverse Impact. Except as set forth in Part 3.17(b):

(i) each Seller is, and at all times since October 30, 1998, has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.17(b), except to the extent that failure to comply with such Governmental Authorization would not have a Material Adverse Impact;

(ii) no event has occurred or circumstance exists that may subject to applicable notice and grace periods (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.17(b) except to the extent that such event or circumstance would not have a Material Adverse Impact or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed in Part 3.17(b) except to the extent such event or circumstance would not have a Material Adverse Impact; and

(iii) all applications required to have been filed for the renewal of the Governmental Authorizations listed in Part 3.17(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except to the extent that failure to timely file such application would not have a Material Adverse Impact.

3.18     LEGAL PROCEEDINGS; ORDERS

(a) Except as set forth in Part 3.18(a), there is no pending or, to either of the Sellers' or Shareholder's Knowledge, threatened Proceeding:

(i) by or against either Seller or that otherwise relates to or may affect the Assets that would reasonably be expected to have a Material Adverse Impact; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and Shareholder, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Proceeding of the type described in clause (i) or (ii) above. Each Seller has made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.18(a).

(b)      Except as set forth in Part 3.18(b):

(i) there is no Order to which either Seller, its business or any of the Assets is subject that would have a Material Adverse Impact; and

(ii) to the Knowledge of Sellers, no officer, director, agent or employee of either Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of either Seller.

3.19     ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Part 3.19 or as required or otherwise contemplated by this Agreement, since the date of the Balance Sheet, each Seller has conducted its business at the Assumed Stores and Facilities only in the Ordinary Course of Business and other than in the Ordinary Course of Business there has not been any:

(a)      amendment to the Governing Documents of either Seller;

(b) damage to or destruction or loss of any Asset that would have a Material Adverse Impact;

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

(c) entry into, termination of or receipt of notice of termination of any Seller Contract, the termination of which would have a Material Adverse Impact, other than terminations resulting from the disclosure of the Contemplated Transactions;

(d) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of either Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset, other than sales and Encumbrances that would not have a Material Adverse Impact and any sale, lease or other disposition related to the Closure Stores;

(e) indication by any landlord, vendor or supplier of an intention to discontinue or change the terms of its relationship with either Seller which discontinuance or change would have a Material Adverse Impact, other than any such indication resulting from the disclosure of the Contemplated Transactions;

(f)      material change in the accounting methods used by either Seller; or

(g)      Contract by either Seller to do any of the foregoing.

3.20     CONTRACTS; NO DEFAULTS

(a) Except for purchase orders for acquisition of Inventories in the Ordinary Course of Business, Part 3.20(a) contains an accurate and complete list, and, other than with respect to oral contracts, Sellers have made available to Buyer accurate and complete copies, of:

(i) each Seller Contract that involves future performance of services or future delivery of goods or materials by, for or to either Seller of an amount or value in excess of Ten Thousand dollars ($10,000) annually or Fifty Thousand dollars ($50,000) in the aggregate;

(ii) each Seller Contract that was not entered into in the Ordinary Course of Business;

(iii) each Seller Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Ten Thousand dollars ($10,000) and having a remaining term of less than one year);

(iv) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(v) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by either Seller with any other Person;

(vi) each Seller Contract containing covenants that in any way purport to restrict either Seller's business activity with respect to the Assumed Stores and Facilities or limit the freedom of either Seller to engage in any line of business or to compete with any Person;

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

(vii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(viii) each Seller Contract for future capital expenditures with respect to the Assumed Stores and Facilities in excess of Ten Thousand dollars ($10,000) in any year or Fifty Thousand dollars ($50,000) in the aggregate;

(ix) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by either Seller other than in the Ordinary Course of Business; and

(x) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(b) Except as set forth in Part 3.20(b), Shareholder has no and may not acquire any rights under, and Shareholder has no and may not become subject to any obligation or liability under, any Seller Contract that relates to the Assumed Stores and Facilities or any of the Assets except in connection with any sale, lease or disposition related to the Closure Stores.

(c) Except as set forth in Part 3.20(c), assuming all Material Consents have been obtained:

(i) each Contract identified or required to be identified in Part 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms; and

(ii) each Contract identified or required to be identified in Part 3.20(a) and which is being assigned to or assumed by Buyer (other than the Real Property Leases for the Assumed Stores and Facilities that are not the Required Stores) is assignable by either Seller to Buyer without the consent of any other Person.

(d)      Except as set forth in Part 3.20(d):

(i) each Seller is, and at all times since October 30, 1998, has been, in compliance with all applicable terms and requirements of each Contract to which such Seller is a party which is being assumed by Buyer, except for any noncompliance that would not have a Material Adverse Impact;

(ii) to the Knowledge of Sellers, each other Person that has or had any obligation or liability under any Contract which is being assigned to Buyer is, and at all times since October 30, 1998, has been, in full compliance with all applicable terms and requirements of such Contract except for any noncompliance that would not have a Material Adverse Impact;

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

(iii) to the Knowledge of Sellers, no event has occurred or circumstance exists that subject to applicable notice and cure periods may contravene, conflict with or result in a Breach of, or give either Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract that is being assigned to or assumed by Buyer, other than occurrences or circumstances that would not have a Material Adverse Impact;

(iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets, other than Encumbrances that would not have a Material Adverse Impact; and

(v) neither Seller has given to or received from any other Person, at any time since October 30, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer, other than any such violation or Breach that would not have a Material Adverse Impact.

(e) Except with respect to the Real Property Leases, there are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to either Seller under current or completed Seller Contracts with any Person having the contractual or statutory right to demand or require such renegotiations and no such Person has made written demand for such renegotiations.

(f) Each Seller Contract relating to the sale, design, manufacture or provision of products or services by, for or to either Seller has been entered into in the Ordinary Course of Business of such Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement, except to the extent such violation would not have a Material Adverse Impact.

3.21     [RESERVED]

3.22     ENVIRONMENTAL MATTERS

Except as disclosed in Part 3.22:

(a) The operations of each of the Assumed Stores and Facilities by Sellers are, and at all times have been, in full compliance with, and have not been and are not in violation of, any Environmental Law. Neither of the Sellers nor Shareholder has any Knowledge or any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Assumed Stores and Facilities, of any actual violation or failure to comply with any Environmental Law, or of any actual obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Assumed Stores and Facilities. To the Knowledge of Sellers, there has been no Release or Threat of Release of any

Hazardous Materials at or from any Assumed Stores and Facilities, and no Hazardous Activity has been conducted or is being conducted by Sellers with respect to any Assumed Stores and Facilities.

(b) To the Knowledge of Sellers, there are no pending or, threatened claims, Encumbrances, or other restrictions of any nature (other than those described in the Real Property Leases) resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Assumed Stores and Facilities, nor does either Seller or any other Person for whose conduct either Seller is or may be held responsible have any Environmental, Health and Safety Liabilities with respect to any Assumed Stores and Facilities.

(c) Each Seller has made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by such Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Assumed Stores and Facilities, or concerning compliance, by such Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws other than reports, studies, notices, analyses, tests or monitoring information delivered to Seller in connection with its operation of the Assumed Stores and Facilities in the Ordinary Course of Business.

3.23     EMPLOYEES

(a) Assuming compliance by Buyer with its obligations under Section 12.1(b), neither Seller has violated the WARN Act or any similar state or local Legal Requirement.

(b) Neither Seller is subject to any affirmative action obligations, including implementation of an Affirmative Action Plan pursuant to Executive Order 11246, except as described in Part 3.23(b).

3.24     LABOR DISPUTES; COMPLIANCE

(a) Each Seller has complied in all respects with all Legal Requirements arising out of, related to, or in connection with employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, leaves of absence, collective bargaining and other requirements under applicable law, the payment of social security and similar Taxes and occupational safety and health. Neither Seller is liable for the payment of any Taxes, fines, penalties, judgments, awards, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(b) Except as disclosed in Part 3.24(b), since October 30, 1998, neither Seller has received notice of any pending or threatened claims, charges, controversies, lawsuits, administrative actions or charges complaints, demands, liens, grievances, actions, suits, causes of action, obligations, debts, damages, judgments, awards, orders or liabilities of whatever kind or nature in law, equity or otherwise, related to actions or events occurring prior to the Effective Time, arising out of, related to, or in connection with any employment-related Legal Requirement, or under any collective bargaining agreement or employment agreement (express or implied), or otherwise involving the hiring, employment or termination of employment of any employee or employees or independent contractors, wrongful discharge, breach of contract, equal employment opportunity, discrimination, any other form of alleged unlawful employment practice or unfair labor practice, or failure to comply with any applicable law, duty imposed by law, contract, collective bargaining agreement or arbitration award;

(c) Except as disclosed in Part 3.24(c), (i) since October 30, 1998, neither Seller has been, and neither is now, a party to, a successor to, or bound by any collective bargaining agreement other labor contract, or any arbitration award thereunder affecting any of the Assumed Stores and Facilities; (ii) since October 30, 1998, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or other labor dispute affecting any of the Assumed Stores and Facilities; (iii) to Sellers' Knowledge, since October 30, 1998, no event has occurred and no circumstance exists that could provide the basis for any work stoppage or other labor dispute affecting any of the Assumed Stores and Facilities; (iv) there is not pending or, to Sellers' Knowledge, threatened against or affecting either Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters affecting any of the Assumed Stores and Facilities, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting any of the Assumed Stores and Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending with respect to any of the Assumed Stores or Facilities; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon any of the Assumed Stores and Facilities; (vii) there is no lockout of any employees at any of the Assumed Stores or Facilities by either Seller, and no such action is contemplated by either Seller; and
(viii) there is no pending charge of discrimination filed against or threatened against either Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

3.25     INTELLECTUAL PROPERTY ASSETS

(a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by either Seller in which such Seller has a proprietary interest, including:

(i) such Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications, including Principal Seller's rights under the Schwarz Agreement and the Marks used by such Seller on internet web sites (collectively, "Marks"; the Marks the loss of the rights to which would cause a Material Adverse Impact are referred to herein as "Material Marks");

(ii)      all patents, patent applications, inventions and discoveries that have
          been   identified   by  either   Seller  as   potentially   patentable
          (collectively, "Patents");

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

(iii) all registered and unregistered copyrights in both published works and unpublished works, including copyrightable portions of Sellers' internet web sites (collectively, "Copyrights");

(iv) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints that are (A) not publicly available or otherwise known within Sellers' industry and (B) are of value to Sellers due to their confidential proprietary nature (collectively, "Trade Secrets"); and

(v) all rights in internet domain names currently used by such Seller (collectively "Net Names").

(b) Part 3.25(b) contains a complete and accurate list, and, other than with respect to oral contracts, each Seller has made available to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than Ten Thousand dollars ($10,000) under which such Seller is the licensee. Except as set forth in Part 3.25(b), there are no outstanding and, to Sellers' Knowledge, no threatened disputes or disagreements with respect to any such Contract.

(c) Except as set forth in Part 3.25(c), the Intellectual Property Assets are all those necessary for the operation of each Seller's business related to the Assumed Stores and Facilities as it is currently conducted. Each Seller is the owner or licensee of all right, title and interest in and to each of its Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, all of the foregoing other than as reflected in the licenses listed in
Part 3.25(c).

(d) Sellers' retention of a limited license to use the name "F.A.O. Schwarz" to operate the Operated Stores and complete closure of the Closure Stores as provided in the Transition Services Agreement and the Operating Agreement will not constitute a Breach of the Schwarz Agreement.

(e)

(i) Part 3.25(e) contains a complete and accurate list of all registered Marks, Marks in process or being registered and all other Material Marks.

(ii) Except as set forth in Part 3.25(e), all Material Marks have been, or are in the process of being, registered, and the Mark licensed under the Schwarz Agreement has been registered, with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable in the United States by one or both of the Sellers and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date except for responses and other correspondence with the U.S. Patent and Trademark Office in connection with pending trademark applications in the Ordinary Course of Business.

(iii) Except as set forth in Part 3.25(e), no Mark is now involved in any opposition, invalidation or cancellation Proceeding and, to Sellers' Knowledge, no such action is threatened with respect to any of the Marks. To Sellers' knowledge, no Mark has been involved in any such Proceeding, except for such Proceedings that would not have a Material Adverse Impact.

(iv) To Sellers' Knowledge, there is no potentially conflicting trademark or trademark application of any other Person with respect to any of the Marks.

(v) To Sellers' Knowledge, no Mark is infringed or is being challenged or threatened in any way, and none of the Marks infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. To Sellers' Knowledge, none of the Material Marks has been challenged or threatened in any way, except as would not have a Material Adverse Impact.

(vi) All products and materials containing a registered Mark bear the proper federal registration notice where permitted by law, except to the extent failure to bear such notice would not have a Material Adverse Impact.

(f)

(i) Part 3.25(f) contains a complete and accurate list of all registered Copyrights owned by either Seller.

(ii) All of the registered Copyrights are currently in compliance with formal Legal Requirements, except as set forth in Part 3.25(f) are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

(iii) Except as set forth in Part 3.25(f), to Sellers' Knowledge, no Copyright is infringed or is being challenged or threatened in any way. To Sellers' Knowledge, none of the subject matter of any of the registered Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. To Sellers' Knowledge, none of the subject matter of any of the unregistered Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person, except as would not have a Material Adverse Impact. To Sellers' Knowledge, no Copyright has been challenged or threatened in any way, except as would not have a Material Adverse Impact.

(iv) All works encompassed by the Copyrights have been marked with the proper copyright notice, except to the extent failure to bear such notice would not have a Material Adverse Impact.

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

(g) To Sellers' Knowledge, no material Trade Secrets (A) are part of the public knowledge or literature or have, to Sellers' Knowledge, been used, divulged or appropriated either for the benefit of any Person (other than the Sellers) or to the detriment of the Sellers or (B) are subject to any adverse claim or are being challenged or threatened in any way or infringe any intellectual property right of any other Person.

(h)

(i)      Part 3.25(h) contains a complete and accurate list of all Net Names.

(ii) Except as set forth in Part 3.25(h), all Net Names have been registered in the name of the applicable Seller and are in compliance with all formal Legal Requirements.

(iii) No Net Name is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Sellers' Knowledge, no such action is threatened with respect to any Net Name.

(iv) Except as set forth in Part 3.25(h), to Sellers' Knowledge, there is no domain name registered by any other Person which would or would potentially conflict with or infringe any Net Name.

(v) Except as set forth in Part 3.25(h), to Sellers' Knowledge, no Net Name has been challenged, interfered with or threatened in any way, and no Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person, except in each case as would not have a Material Adverse Impact.

3.26     [Reserved]

3.27     [Reserved]

3.28     RELATIONSHIPS WITH RELATED PERSONS

Neither Shareholder nor any Related Person of Shareholder or either Seller owns, or since February 4, 2000, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has
(a) had a material financial interest in any transaction with either Seller other than transactions disclosed in Part 3.28, each of which has been conducted in the Ordinary Course of Business with the applicable Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with either Seller with respect to any line of the products or services of such Seller (a "Competing Business") in any market presently served by Seller. Except as set forth in Part 3.28, neither Shareholder nor any Related Person of Shareholder or either Seller is a party to any Contract with, or has any claim or right against, either Seller, and no obligations under any such Contract is included in Assumed Liabilities.

3.29     BROKERS OR FINDERS

Neither of the Sellers nor any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of such Seller's business or the Assets or the Contemplated Transactions, except any Liability incurred by Sellers to Morgan Stanley & Co. Incorporated, which Liability shall be paid by Sellers or Shareholder.

3.30     SECURITIES LAW MATTERS

(a) Each Seller is acquiring its respective interest in the Parent Preferred Stock and the Subordinated Notes for its own account and not with a view to resale or distribution thereof except in compliance with the Securities Act of 1933, as amended (the "Securities Act").

(b) Each Seller confirms that such Seller has had the opportunity to review the following information regarding the management and financial condition of
Parent: (i) its Form 10-K for the fiscal year ending February 3, 2001; (ii) its proxy statement for its most recent annual meeting of shareholders, held June 29, 2001; (iii) its Form 10-Q for the quarter ended August 4, 2001; (iv) its Form 8-K filed September 20, 2001; (v) its Form 8-K/A filed October 1, 2001; and
(vi) Parent's other filings made under the Exchange Act.

(c) Each Seller confirms that Buyer has made available to such Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as Seller has requested, and all such information has been received.

3.31     DISCLOSURE

No representation or warranty or other statement made by either of the Sellers or Shareholder in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificates delivered pursuant to Section 2.6(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement of material fact or omits to state a material fact necessary to make any such representation, warranty or other statement, in light of the circumstances in which it was made, not misleading.

Article 4.        REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Buyer and Parent as follows:

4.1      ORGANIZATION AND GOOD STANDING

Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands, with full corporate power and authority to conduct its business as it is now conducted.

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

4.2      AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium and receivership, and general principles of equity. Upon the execution and delivery by Shareholder of each Closing Document and other agreement to be executed or delivered by Shareholder at Closing (collectively, the "Shareholder's Closing Documents"), each of the Shareholder's Closing Documents will constitute the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its respective terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium and receivership, and general principles of equity. Shareholder has all necessary right, power and authority to execute and deliver this Agreement and the Shareholder's Closing Documents and to perform its obligations under this Agreement and the Shareholder's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Shareholder shall vote, and shall cause each of its direct and indirect Subsidiaries to vote, in favor of the execution of this Agreement to the extent required to ensure all necessary corporate and shareholder action on the part of each Seller has been taken (and the votes of Shareholder and such Subsidiaries are the only votes required therefor).
(c) Neither the execution and delivery of this Agreement by Shareholder nor the consummation or performance of any of the Contemplated Transactions by Shareholder will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)      any provision of Shareholder's Governing Documents;

(ii) any resolution adopted by the board of directors or the shareholders of Shareholder;

(iii)    any Legal Requirement or Order to which Shareholder may be subject; or

(iv) any Contract to which Shareholder is a party or by which Shareholder may be bound.

Shareholder is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions other than Consents listed in Part 4.2(c).

4.3      CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Shareholder and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Shareholder's Knowledge, no such Proceeding has been threatened.

4.4      BROKERS OR FINDERS

Neither Shareholder nor any of its Representatives has incurred any obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions, except any Liability incurred by Shareholder to Morgan Stanley & Co., Incorporated, which Liability shall be paid by Shareholder.

Article 5.        REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller and Shareholders as follows:

5.1      ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted and as proposed to be conducted.

5.2      AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium and receivership, and general principles of equity. Upon the execution and delivery by Buyer of each Closing Document and other agreement or instrument to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium and receivership, and general principles of equity. Buyer has all necessary right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate and shareholder action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)      any provision of Buyer's Governing Documents;

(ii) any resolution adopted by the board of directors or the shareholders of Buyer;

(iii)    any Legal Requirement or Order to which Buyer may be subject; or

(iv)     any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(c) Upon consummation of the Contemplated Transactions, Buyer will not have unreasonably small capital with which to conduct its proposed business.

5.3      CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

5.4      BROKERS OR FINDERS

Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5.5      GOVERNMENTAL CONSENTS

Except for any notification required under the HSR Act, there are no registrations, qualifications or filings with any Governmental Body necessary in connection with the execution and delivery of this Agreement by Buyer, the performance of its obligations hereunder, or the consummation by Buyer of the transactions contemplated hereby.

Article 6.    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Sellers and Shareholder as follows:

6.1      ORGANIZATION AND GOOD STANDING

Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now conducted.

6.2      AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, moratorium and receivership and general principles of equity. Upon the execution and delivery or issuance by Parent of each Closing Document to be executed and delivered or issued by Parent (collectively, the "Parent's Closing Documents"), each of the Parent's Closing Documents will constitute the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, moratorium and receivership and general principles of equity. Parent has all necessary right, power and authority to execute and deliver this Agreement and the Parent's Closing Documents and to perform its obligations under this Agreement and the Parent's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Except as described in Exhibit 6.2(b), neither the execution and delivery of this Agreement by Parent nor the consummation or performance of any of the Contemplated Transactions by Parent will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)      any provision of Parent's Governing Documents;

(ii) any resolution adopted by the board of directors or the shareholders of Parent;

(iii)    any Legal Requirement or Order to which Parent may be subject; or

(iv) any Contract to which Parent is a party or by which Parent may be bound.



Except as described in Exhibit 6.2(b), Parent is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

6.3      CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Parent and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no such Proceeding has been threatened.

6.4      BROKERS OR FINDERS

Neither Parent nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

6.5      GOVERNMENTAL CONSENTS

Except for any notification required under the HSR Act and filings required under the Exchange Act, there are no registrations, qualifications or filings with any Governmental Body necessary in connection with the execution and delivery of this Agreement by Parent, the performance of its obligations hereunder, or the consummation by Parent of the transactions contemplated hereby.


6.6      PARENT PREFERRED STOCK

At the Closing, the shares of Parent Preferred Stock to be issued to Sellers as contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable.

6.7      EXCHANGE ACT REPORTS

(a) Parent has timely filed all forms, reports and documents required to be filed by it with the SEC (the "SEC Reports"). The SEC Reports, including any SEC Reports filed with the SEC after the date of this Agreement and on or prior to the Closing Date (i) at the time filed, complied in all material respects with the requirements of all applicable securities laws and other applicable laws and
(ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements of Parent (including in each case any related notes) contained in the SEC Reports, including any SEC Reports filed after the date of this Agreement and on or prior to the Closing Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q or Form 8-K of the SEC), and fairly presented in all material respects the financial position of Parent and its consolidated subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(c) Except as set forth on Exhibit 6.7, since the date of filing of the last SEC Report filed, there has not been any material adverse change in the business, properties, results of operations, financial condition or capitalization of Parent; provided, however, that the events of September 11, 2001, though they may have resulted in such a change, are specifically excluded.

Article 7.        COVENANTS OF SELLERS PRIOR TO CLOSING

7.1      ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, each Seller shall (and Shareholder shall cause each Seller to) (a) afford Buyer, Parent and their respective Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to such Seller's personnel, Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of such Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data (excluding Government Authorizations related to the Closure Stores) as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer Group's investigation of the properties, assets and financial condition related to each Seller. In addition, Buyer shall have the right to have the property encumbered by the Real Property Leases for the Assumed Stores and Facilities and the Tangible Personal Property at the Assumed Stores and Facilities inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of such property.

7.2      OPERATION OF THE BUSINESS OF SELLERS

Between the date of this Agreement and the Closing, with respect to the Assumed Stores and Facilities each Seller shall (and Shareholder shall cause each Seller to):

(a)      conduct its business only in the Ordinary Course of Business;

(b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; provided, however, that Principal Seller's actions in connection with the closing and liquidation of the Closure Stores shall not be deemed or construed to violate this Section 7.2;

(c) confer with Buyer prior to implementing operational decisions of a material nature;

(d) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

(e) make no material changes in management personnel without prior consultation with Buyer;

(f) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of such Seller's business;

(g) keep in full force and effect, without amendment, all material rights relating to such Seller's business;

(h)       comply  with  all  Legal  Requirements  and  contractual   obligations
          applicable to the operations of such Seller's business;

(i) continue in full force and effect the insurance coverage under the policies currently in force or substantially equivalent policies;

(j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify, terminate, establish or agree to establish any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;

(k) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or cooperating with Buyer in obtaining new Governmental Authorizations for Buyer;

(l) upon reasonable request from time to time, at its sole cost and expense, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the reasonable opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

(m) maintain all books and Records of such Seller relating to such Seller's business in the Ordinary Course of Business.

7.3      NEGATIVE COVENANT

Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, neither Seller shall, and Shareholder shall not permit either Seller to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections
3.15 or 3.19 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization other than those related to Closure

Stores; (c) except at the Closure Stores, allow the levels of merchandise, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets or the Assumed Liabilities.

7.4      REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Shareholder and Sellers shall make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Sellers and Shareholder also shall cooperate with Parent, Buyer and their Representatives with respect to all filings that Parent or Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Sellers and Shareholder also shall cooperate with Parent, Buyer and their Representatives in obtaining all Material Consents (including taking all actions requested by Parent or Buyer to cause early termination of any applicable waiting period under the HSR Act).

7.5      NOTIFICATION

Between the date of this Agreement and the Closing, Sellers and Shareholder shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Sellers' or Shareholder's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Sellers' or Shareholder's discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Letter, Principal Seller shall promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. Such delivery shall not affect any rights of Buyer under Section 11.2 and Article 13. During the same period, Sellers and Shareholder also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers or Shareholder in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in
Article 9 impossible or unlikely.

7.6      NO SOLICITATION

Until such time as this Agreement shall be terminated pursuant to Section 11.1,

(a) Except as set forth in Section 7.6(b), neither Seller nor Shareholder, nor any agent, advisor or other representative of either Seller or Shareholder (including Morgan Stanley & Co. Incorporated), shall directly or indirectly in any manner solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer and Parent), or assist any such Person with due diligence investigation, or participate in any management presentation to any such Person, relating to any business combination transaction involving either Seller, including the sale by Shareholder of Sellers' stock, the merger or consolidation of either Seller or the sale of either Seller's business or any of the Assets other than in the


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Ordinary Course of Business (a "Business Combination"). Each Seller and
Shareholder shall notify Buyer of any such proposal (whether or not in writing) within forty-eight (48) hours of receipt of the same by such Seller or Shareholder; and

(b) Shareholder shall not directly or indirectly in any manner solicit or initiate, any inquiries or proposals from any Person (other than Buyer and Parent), or assist any such Person with due diligence investigation, or participate in any management presentations to any such Person, relating to any Business Combination; provided, however that employees of Shareholder shall be permitted to entertain proposals and negotiate regarding a Business Combination.

7.7      BEST EFFORTS

Sellers and Shareholder shall use their Best Efforts to cause the conditions in
Article 9 and Sections 10.3 and 10.8 to be satisfied.

7.8      CHANGE OF NAME

As soon as practicable after the Closing Date, Principal Seller shall (a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Principal Seller's present name, in Buyer's judgment, to avoid confusion and (b) take all actions reasonably requested by Buyer to enable Buyer to use Principal Seller's present name in any jurisdiction.

7.9      PAYMENT OF LIABILITIES

Each Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations relating to the Assumed Stores and Facilities. Buyer and each Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

7.10     TREATMENT OF AGED INVENTORIES

From and after the date hereof, Sellers shall not transfer any Aged Inventories located at Closure Stores or Distribution Centers to any of the Assumed Stores and Facilities. During the sixty day period immediately following the Closing Date, Sellers may remove any Aged Inventories from any Distribution Centers at their sole cost and expense and Buyer shall reasonably cooperate to permit such removal. To the extent any Aged Inventories at any Distribution Center remain at such Distribution Center after the 60th day following the Closing Date, Buyer may dispose of such Aged Inventories at its sole cost and expense without further obligation therefor to Sellers for such Inventories.

7.11     DUE DILIGENCE ASSISTANCE

Prior to Closing, Sellers shall use their Best Efforts to assist Buyer with the timely preparation of all financial and operating data, due diligence schedules and other disclosure materials as Buyer may reasonably request in order to satisfy the conditions to closing a revolving loan transaction with Wells or any other lender.

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Article 8.        COVENANTS OF BUYER PRIOR TO CLOSING

8.1      REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Parent and Buyer shall make, or cause to be made, all filings required by Legal Requirements (including all filings under the HSR Act) to be made by it to consummate the Contemplated Transactions. Parent and Buyer also shall cooperate, and cause their Related Persons to cooperate, with Sellers and Shareholder (a) with respect to all filings Sellers and Shareholder elect to make or, pursuant to Legal Requirements shall be required to make in connection with the Contemplated Transactions and (b) in obtaining all Consents identified in Part 3.2(c).

8.2      BEST EFFORTS

Buyer shall use its Best Efforts to cause the conditions in Article 10 and Sections 9.3 and 9.7 to be satisfied. Buyer shall use its Best Efforts, cooperate with and deliver the information and instruments reasonably requested by Sellers and Shareholder in connection with Sellers' and Shareholder's efforts to obtain the Consents identified in Part 3.2(c).

8.3      NOTIFICATION

Between the date of this Agreement and the Closing, Buyer and Parent shall promptly notify Principal Seller in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Buyer's or Parent's representations and warranties made as of the date of this Agreement or
(b) the occurrence after the date of this Agreement of any fact or condition that would or would be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Buyer's or Parent's discovery of, such fact or condition. During the same period, Buyer and Parent also shall promptly notify Principal Seller of the occurrence of any Breach of any covenant of Buyer or Parent in this Article 8 or of the occurrence of any event that may make the satisfaction of the conditions in Article 10 impossible or unlikely.

Article 9.        CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

9.1      ACCURACY OF REPRESENTATIONS

All of Sellers' and Shareholder's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any materiality qualifiers therein or to any supplement to the Disclosure Letter.

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9.2      SELLER'S PERFORMANCE

All of the covenants and obligations that Sellers and Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects, including (a) the assignment to Buyer of Real Property Leases for the Required Stores and (b) the assignment to Buyer of all rights of Principal Seller under the Schwarz Agreement.

9.3      CONSENTS

Each of the Consents identified in Exhibit 9.3 (the "Material Consents") shall have been obtained and shall be in full force and effect.

9.4      ADDITIONAL DOCUMENTS

Sellers and Shareholder shall have caused the documents and instruments required by Section 2.6(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

(a) an opinion of Kronish Lieb Weiner & Hellman LLP, dated the Closing Date, covering the legal matters described in Exhibit 9.4(a), with customary assumptions, exceptions, limitations and qualifications, in form and substance satisfactory to Buyer;

(b) an opinion of internal Netherlands counsel to Shareholder, dated the Closing Date, covering the legal matters described in Exhibit 9.4(b), with customary assumptions, exceptions, limitations and qualifications, in form and substance satisfactory to Buyer;

(c) the certificate of incorporation and all amendments thereto of each Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of such Seller's incorporation;

(d) if requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which either Seller is licensed or qualified to do business as a foreign corporation under the name "F.A.O. Schwarz" or "F.A.O. Schweetz" or any derivative thereof;

(e)  Releases  of  all   Encumbrances  on  the  Assets,   other  than  Permitted
Encumbrances;

(f) certificates dated as of a date not earlier than the fifteenth day prior to the Closing as to the good standing of each Seller and payment of all applicable state Taxes by such Seller in its jurisdiction of incorporation, executed by the appropriate officials of such jurisdiction; and

(g) such other documents as Buyer may reasonably request for the purpose of:

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

(i) evidencing the accuracy of any of either Seller's representations and warranties;

(ii) evidencing the performance by either Seller or Shareholder of, or the compliance by either Seller or Shareholder with, any covenant or obligation required to be performed or complied with by such Seller or Shareholder;

(iii) evidencing the satisfaction of any condition referred to in this Article 9; or

(iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

9.5      NO PROCEEDINGS

Since the date of this Agreement, there shall not have been commenced and be continuing against Buyer, or against any Related Person of Buyer, any Proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that has the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions; provided that the provisions of this Section 9.5 shall not apply to a Proceeding that Buyer, Parent or any Related Party of Buyer or Parent shall have directly or indirectly solicited or encouraged.

9.6      GOVERNMENTAL AUTHORIZATIONS

Buyer shall have received the Governmental Authorizations listed on Exhibit 9.6.

9.7      NO CONFLICT

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws, after the date of this Agreement.

9.8      EMPLOYEES

Substantially all Active Employees of Sellers shall be available for hiring by Buyer, in accordance with Section 12.1(b), on and as of the Closing Date.

Article 10.   CONDITIONS PRECEDENT TO SELLERS' AND SHAREHOLDER'S
              OBLIGATION TO CLOSE

The obligations of Sellers and Shareholder to sell the Assets and to take the other actions required to be taken by Sellers and Shareholder at the Closing are


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

subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers and Shareholder in whole or in part):

10.1     ACCURACY OF REPRESENTATIONS

All of Buyer's and Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

10.2     BUYER'S PERFORMANCE

All of the covenants and obligations that Buyer or Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

10.3     CONSENTS

Each of the Consents identified in Exhibit 10.3 shall have been obtained and shall be in full force and effect.

10.4     ADDITIONAL DOCUMENTS

Buyer and Parent shall have caused the documents and instruments required by
Section 2.6(b) and the following documents to be delivered (or tendered subject only to Closing) to Sellers and Shareholder:

(a) an opinion of Buyer's general counsel, dated the Closing Date, covering the legal matters described in Exhibit 10.4, with customary assumptions, exceptions, limitations and qualifications, in form and substance satisfactory to Principal Seller;

(b) such other documents as Principal Seller may reasonably request for the purpose of

(i) evidencing the accuracy of any representation or warranty of Buyer or Parent;

(ii) evidencing the performance by Buyer of, or the compliance by Buyer and Parent with, any covenant or obligation required to be performed or complied with by Buyer and Parent;

(iii)     evidencing  the  satisfaction  of any  condition  referred  to in this
          Article 10; or

(iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

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

(c) the certificate of incorporation of Parent, including the Certificate of Determination for the Parent Preferred Stock, duly certified as of a recent date by the Secretary of State of the State of California; and

(d) any filings necessary under the Uniform Commercial Code to evidence the security interests granted by Buyer and Parent in their respective assets.

10.5     NO INJUNCTION

There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

10.6     NO PROCEEDINGS

Since the date of this Agreement, there shall not have been commenced and be continuing against either Seller or Shareholder, or against any Related Person of either Seller or Shareholder, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that has the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions; provided that the provisions of this Section 10.6 shall not apply to a Proceeding that Shareholder, either Seller or any Related Party of Shareholder or either Seller shall have directly or indirectly solicited or encouraged.

10.7     ASSIGNMENTS

Landlords under Real Property Leases for the Required Stores shall have agreed to the assignment of such leases to Buyer.

10.8     NO CONFLICT

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Shareholder or either Seller or any Related Person of Shareholder or either Seller to suffer any adverse consequence under any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws, after the date of this Agreement.

10.9     REPLACEMENT LETTERS OF CREDIT

Buyer shall have caused all outstanding letters of credit supporting Inventories in transit to Sellers or obligations under Real Property Leases with respect to Assumed Stores and Facilities to be collateralized, supported or replaced by letters of credit issued for the account of Buyer or Parent.

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

10.10    SHAREHOLDERS AGREEMENT

Each of Fred Kayne and Kayne Anderson Investment Management, Inc. shall have executed and delivered the Shareholders Agreement.

10.11    HART-SCOTT-RODINO

The waiting period under the HSR Act shall have expired or been terminated.

Article 11.       TERMINATION

11.1     TERMINATION EVENTS

By notice given prior to or at the Closing, subject to Section 11.2, this Agreement may be terminated as follows:

(a) by Buyer if a material Breach of any provision of this Agreement has been committed by either Seller or Shareholder and such Breach has not been (i) cured within 10 days of receipt by Principal Seller of written notice of such Breach or (ii) waived by Parent or Buyer;

(b) by Principal Seller if a material Breach of any provision of this Agreement has been committed by Buyer or Parent and such Breach has not been (i) cured within 10 days of receipt by Buyer of written notice of such Breach or (ii) waived by Principal Seller;

(c) by Buyer if any condition in Article 9 has not been satisfied by January 31, 2002 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer or Parent to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(d) by Principal Seller if any condition in Article 10 has not been satisfied by January 31, 2002 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of either Seller or Shareholder to comply with its obligations under this Agreement), and Principal Seller has not waived such condition on or before such date;

(e)      by mutual consent of Buyer and Principal Seller;

(f)      by Shareholder if a Superior Proposal is received;

(g) by Buyer if the Closing has not occurred on or before January 31, 2002, or such later date as the parties may agree upon, unless Buyer or Parent is in material Breach of this Agreement;

(h) by Principal Seller at any time that is after November 30, 2001, and prior to such time as either (x) Wells has given its consent to the Contemplated Transactions or (y) Buyer and Parent have each waived in writing the Wells consent as a condition to Closing;

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(i) by Buyer or Principal Seller at any time that is after November 30, 2001, and prior to such time as the Schwarz Consent has been either granted or deemed granted by the passage of time; or

(j) by Principal Seller if the Closing has not occurred on or before January 31, 2002, or such later date as the parties may agree upon, unless either Seller or Shareholder is in material Breach of this Agreement.

11.2     EFFECT OF TERMINATION

Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this
Section 11.2, Section 11.3 and Article 15 (except for those in Section 15.5) will survive; provided, however, that if this Agreement is terminated because of a Breach of this Agreement by a nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of such nonterminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. If this Agreement is terminated pursuant to Section 11.1(g), (h), (i) or (j), the parties shall not be obligated to pay any amounts to one another with respect to such termination.

11.3     BREAK-UP FEE

In the event of any termination of this Agreement pursuant to Section 11.1(f), Buyer shall be entitled to receive a "break-up" fee of $1,500,000. Sellers and Shareholder shall be jointly and severally liable for the payment of such break-up fee, which shall be due and payable in full immediately upon Shareholder's termination of this Agreement pursuant to Section 11.1(f). Such payment shall be liquidated damages for any such termination and shall be Buyer's and Parent's exclusive remedy therefor. Notwithstanding the foregoing Buyer and Parent shall not be limited to such liquidated damages and shall be entitled to contract damages for any termination of this Agreement pursuant to
Section 11.1(a).

Article 12.       ADDITIONAL COVENANTS

12.1     EMPLOYEES AND EMPLOYEE BENEFITS

(a) Definition of Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by either Seller (excluding employees employed at the Closure Stores) who are:

(i) bargaining unit employees currently covered by a collective bargaining agreement or

(ii) employed exclusively in such Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

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

(b)      Employment of Active Employees by Buyer.

(i) Buyer is not obligated to hire any particular Active Employee. Prior to the Closing, Buyer shall solicit employment applications from and may interview all Active Employees. Buyer shall provide preferential consideration to all Active Employees who have submitted employment applications and who are employed at the Assumed Stores and Facilities (other than at Sellers' corporate offices) and shall offer employment to substantially all of such Active Employees, effective as of the Effective Time. Buyer will provide each Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Properties and personnel Records (including performance appraisals, disciplinary actions and grievances) of each Seller for the purpose of preparing for and conducting employment interviews with Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by each Seller upon reasonable prior notice during normal business hours. Buyer will not hire any Active Employee who refuses to execute a severance benefits release in favor of Sellers and Shareholders in form and substance satisfactory to Sellers and their counsel.

(ii) Neither Seller nor Shareholder nor their respective Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Principal Seller in writing that the particular Active Employee will not receive an employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Principal Seller promptly of the identities of those Active Employees to whom it will not make employment offers.

(iii) It is understood and agreed that (A) Buyer's obligation to extend offers of employment as set forth in this Section 12.1 shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer to any applicant is "at will" and may be terminated by Buyer or by an employee at any time with or without cause or with or without notice (subject to any written employment contract that expressly rejects the "at will" employment relationship and subject to Legal Requirements). While employment offered by Buyer is "at will" only, and without creating a right to continued employment for any employee, Buyer agrees, for the sole benefit of Sellers, that subject to economic considerations not now contemplated and the absence of cause, Buyer will not discharge Hired Active Employees for a reasonable period of time after the Closing Date.

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

(c)      Salaries and Benefits.

(i) Each Seller and Shareholder shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of such Seller through the close of business on the day prior to the Closing Date, including pro rata bonus payments earned prior to the Closing Date; (B) the payment of any termination or severance payments; (C) reimbursing Buyer for its actual costs in the provision of health plan continuation coverage for Sellers' employees and former employees in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (D) subject to Buyer's compliance with the terms of Section 12.1(a), any and all payments to employees required under the WARN Act, in each case, to the extent not included as a Liability on the Closing Balance Sheet.

(ii) Each Seller shall be liable for any claims made or charges incurred by Active Employees and their beneficiaries under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.
(d) No Transfer of Assets or Liabilities. Neither Sellers nor Shareholder nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets or liabilities to Buyer or to employee benefit plan maintained by Buyer.

(e) Collective Bargaining Matters. Buyer is not obligated to assume any collective bargaining agreements under this Agreement; provided, however, that Buyer shall indemnify Sellers for any Liability arising from a claim or grievance under the collective bargaining agreement for Principal Seller's San Francisco store caused by Buyer's failure to assume such collective bargaining agreement or to offer employment as of the Closing Date to substantially all Active Employees covered by such collective bargaining agreement in accordance with Section 12.1(b).

(f)      General Employee Provisions.

(i) Sellers and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this
         Section 12.1.

(ii) If any of the arrangements described in this Section 12.1 are determined by the IRS or other Governmental Body to be prohibited by law, Sellers and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

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

(iii) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and, except as specified in paragraph
         (j) of this Section 12.1, the provision of COBRA coverage extension) maintained by either Seller.

(g)      Past Service Credit

Buyer shall provide each Hired Active Employee with benefits comparable to those offered to Parent's current employees on the date of this Agreement. Buyer shall take such actions as are necessary to ensure that the Hired Active Employees' service with Sellers completed prior to the Closing ("Past Service") shall be considered as service with Buyer completed after the Closing for all purposes under any welfare benefit plan (as defined in Section 3(1) of ERISA) or vacation policy or sick pay policy maintained by Buyer or any entity that is treated as a single employer together with Buyer under Section 414 of the Code (a "Buyer ERISA Affiliate") in which the Hired Active Employees are eligible to participate. Buyer shall take such actions as are necessary to ensure that the Hired Active Employees' Past Service shall be considered as service with Buyer completed after the Closing for eligibility and vesting (but not benefit accrual) purposes under any pension plan (as defined in Section 3(2) of ERISA) maintained by Buyer or any Buyer ERISA Affiliate in which the Hired Active Employees are eligible to participate.

(h)      Employee Welfare Plans

Buyer shall take such actions as are necessary to ensure that the group health plan maintained by Buyer or any Buyer ERISA Affiliate in which the Hired Active Employees are eligible to participate (the "Buyer's Health Plan") shall waive any preexisting condition provisions with respect to the Hired Active Employees and shall provide that any expenses incurred by the Hired Active Employees under either of Seller's group health plans during the calendar year in which the Closing occurs shall be taken into account under Buyer's Health Plan after the Closing for the purposes of deductible, co-payment and out-of-pocket limitations under Buyer's Health Plan.

(i)      Comparable Compensation

For the 12-month period following the Closing Date, Buyer shall provide cash compensation for the Hired Active Employees that is substantially comparable to the cash compensation provided to them by the Sellers immediately prior to the Closing Date.

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(j)      COBRA Coverage After Closing

Buyer shall arrange to provide COBRA group health plan continuation coverage with respect to the COBRA qualified beneficiaries under Sellers' group health plans whose COBRA qualifying events occur on or prior to the Closing Date or as a result of closing the Closure Stores, but Sellers and Shareholder shall be jointly and severally liable for any and all net costs and expenses incurred by Buyer in connection with providing such coverage. Shareholder shall reimburse, or shall cause one of the Sellers to reimburse, Buyer for any and all net costs and expenses incurred by Buyer or a Buyer ERISA Affiliate in connection with providing such coverage. Shareholder shall cause any such reimbursement to be paid to, and received by, Buyer, or a Buyer ERISA Affiliate designated by Buyer, pursuant to the provisions of the Transition Services Agreement. Sellers acknowledge that Buyer provides benefits on a self-insured basis and that reimbursement will be made on a claims made basis.

(k)      COBRA Information

Within five days after the Closing Date, Buyer shall supplement the Disclosure Letter with an additional Part 3.16(k), which shall contain a true and correct list of the persons who are then covered under a Seller's group health plan pursuant to the application of COBRA (including persons who were enrolled in a Seller's group health plan by a COBRA qualified beneficiary after the occurrence of a COBRA qualifying event), and, with respect to each such person, (1) the nature of the COBRA qualifying event that entitled such person to COBRA continuation coverage (or the other reason the person is covered under a Seller's group health plan), (2) the date on which such person's COBRA qualifying event occurred, (3) the date on which such person's COBRA continuation coverage will expire (based upon current facts), and (4) the address of such person. Part 3.16(k) shall contain a true and correct list of the persons who are then eligible to elect continuation coverage under a Seller's group health plan pursuant to the application of COBRA but have not yet done so, and, with respect to each such person, (1) the nature of the COBRA qualifying event that entitles such person to COBRA continuation coverage, (2) the date on which such person's COBRA qualifying event occurred, (3) the most recent date on which such person was given a notification of his right to elect COBRA continuation coverage with respect to a Seller's group health plan, (4) the date on which such person's COBRA continuation coverage, if elected, would expire (based upon current facts), and (5) the address of such person. Part 3.16(k) shall also contain a true and correct list of every then current employee of a Seller who is participating in a Seller's group health plan and, with respect to each such employee, (1) the address of such employee, (2) the name and address of such employee's spouse if the spouse is covered under the Seller's group health plan, and (3) the name and address of each such employee's dependent children who are covered under the Seller's group health plan. All technical terms used in this Section 3.16(k) shall have the meanings ascribed to them in COBRA.

12.2     PAYMENT OF TAXES RESULTING FROM SALE OF ASSETS

Buyer shall be liable for, and shall pay in a timely manner, all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

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12.3     RESTRICTIONS ON SHAREHOLDER DISSOLUTION AND DISTRIBUTIONS

Shareholder shall not dissolve, or make any distribution of the proceeds received by it pursuant to this Agreement, until the lapse of more than two (2) years after the Closing Date.

12.4     PARENT SHAREHOLDER MEETING

Parent agrees to call a shareholder meeting to approve the convertibility of the Parent Preferred Stock and an increase in Parent's authorized common stock sufficient to allow conversion of the Parent Preferred Stock as soon as practicable; provided that Sellers have provided the financial statements required by Section 12.10.

12.5     ASSISTANCE IN PROCEEDINGS

The parties shall cooperate with each other and with their respective counsel in the contest or defense of, and make available their personnel and provide any testimony and access to their books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Sellers' respective businesses or Shareholder.

12.6     NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT

(a) Noncompetition. For a period of three (3) years after the Closing Date, Sellers and Shareholder, and any of them, shall not, anywhere in the United States of America, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the retail sale of toys, games, children's products or candy ("Competing Business"), provided, however, that Sellers may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under
Section 12(g) of the Exchange Act. Nothing in this Section 12.6 shall be construed to restrict Principal Seller's operation of the Closure Stores or its liquidation of the Aged Inventory or its ownership of equity securities of Parent or the Subordinated Notes.

(b) Nonsolicitation. For a period of two (2) years after the Closing Date, neither of the Sellers nor Shareholder shall, directly or indirectly:

(i) cause, induce or attempt to cause or induce any supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer or in any way interfere with its relationship with Buyer;

(ii) cause, induce or attempt to cause or induce any supplier, licensee, licensor, franchisee, employee, consultant or other business relation of either Seller or of Shareholder on the Closing Date or within the


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         year preceding the Closing Date to cease doing business with Buyer or in any way interfere with its relationship with Buyer; or

(iii) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

(c) Nondisparagement. After the Closing Date, neither of the Sellers nor Shareholder shall disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

(d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in
Section 12.6(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 12.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 12.6 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on either Seller.

12.7     CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

For a period of one year after the Closing, Sellers and Shareholder will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers and Shareholder existing prior to the Closing relating to the Assumed Stores and Facilities to be operated by Buyer after the Closing, including relationships with lessors under the Real Property Leases, employees, regulatory authorities, licensors, customers, suppliers and others. Sellers will use commercially reasonable efforts to satisfy the Retained Liabilities other than Liabilities arising from the Real Property Leases for the Closure Stores in a manner that is not detrimental to any of such relationships. Sellers and Shareholder will refer to Buyer all inquiries relating to the Assumed Stores and Facilities. Buyer expressly acknowledges that Sellers' and Shareholder's negotiations with lessors under the Real Property Leases for the Closure Stores in connection with the liquidation and closing of the Closure Stores shall not be deemed or construed to violate this Section 12.7.

12.8     RETENTION OF AND ACCESS TO RECORDS

For a period of six (6) years after the Closing Date, Buyer shall retain those Records of each Seller delivered to Buyer. Buyer also shall provide Principal Seller, Shareholder and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns, deal with tax audits and for other reasonable business purposes. After the Closing Date, each Seller shall provide Buyer and its Representatives reasonable access to Records that


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are Excluded Assets, during normal business hours and on at least three days'
prior written notice, for any reasonable business purpose specified by Buyer in such notice.

12.9     REGISTRATION RIGHTS

Following the requisite shareholder approval contemplated by Section 12.4, Parent agrees to register the common stock issuable upon conversion of the Parent Preferred Stock on substantially the same terms it agreed to provide registration rights to Athanor Holdings, LLC ("Athanor") in connection with its investment in Parent's Series E Convertible Preferred Stock; provided that (a) Shareholder shall have a one-time right to demand on behalf of the then holder or holders of such common stock the registration of all or part of such common stock at any time after the second anniversary of the Closing Date, and such registration shall be subject to more limited blackout rights than Athanor, including that Parent will have the right to prohibit sales pursuant to such registration or, in case of a firm commitment underwritten public offering, to delay the commencement of such registration, at (i) the commencement of the "road show" for any registered offering of securities by Parent and for 180 days thereafter; provided, however, that all directors, executive officers and five percent holders of Parent's common stock agree to the same restrictions and (ii) for 90 days in any 12 month period if and when the board of directors of Parent reasonably determines in good faith that there is material undisclosed information for which immediate disclosure would be adverse to Parent; (b) in the event Shareholder exercises its demand right in clause (a), Parent will use its commercially reasonable efforts to cause its officers to participate in "road shows" with respect to the offering; and (c) the holders of such Common Stock shall have piggyback rights with respect to any registration statement on Form S-3 filed pursuant to the exercise of registration rights by any other holder of securities of Parent.

12.10    SELLER FINANCIALS

Sellers and Shareholder shall provide Parent, Buyer and their Representatives audited income statements of KBB for the three fiscal years of KBB preceding the Closing Date, audited balance sheets of KBB as of the end of its last two fiscal years preceding the Closing Date and unaudited income statements for, and a balance sheet as of the end of, the period that began at the end of KBB's last preceding fiscal year and ended at the end of KBB's most recently completed full fiscal quarter preceding the Closing Date which unaudited statements shall have been reviewed in accordance with SAS71.

Article 13.       INDEMNIFICATION; REMEDIES

13.1     SURVIVAL

All representations warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 13.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being


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acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

13.2     INDEMNIFICATION AND REIMBURSEMENT BY SELLERS AND SHAREHOLDER

Subject to the limitations set forth in Sections 13.5 and 13.6, each Seller and Shareholder, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

(a) any breach of, or inaccuracy in, any representation or warranty (without giving effect to any materiality qualifier therein) made by either of the Sellers or Shareholder in (i) this Agreement (without giving effect to any supplement to the Disclosure Letter), (ii) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 2.6, (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by either of the Sellers or Shareholder pursuant to this Agreement;

(b) any Breach of any covenant or obligation of either of the Sellers or Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by such Seller or Shareholder pursuant to this Agreement;

(c) the failure to pay, perform or discharge any Liability arising out of Sellers' ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities; or

(d)      the failure to pay, perform or discharge any Retained Liabilities.

Notwithstanding the foregoing, no Buyer Indemnified Persons shall be entitled to indemnification with respect to any Liability reflected on the Closing Balance Sheet.

13.3     INDEMNIFICATION AND REIMBURSEMENT BY BUYER

Buyer and Parent, jointly and severally, will indemnify and hold harmless each Seller, Shareholder and their respective Related Parties (collectively, the "Seller Indemnified Persons"), and will reimburse each Seller Indemnified Person, for any Damages arising from or in connection with:

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(a) any Breach of any representation or warranty made by Buyer or Parent in this
Agreement or in any certificate, document, writing or instrument delivered by Buyer or Parent pursuant to this Agreement;

(b) any Breach of any covenant or obligation of Buyer or Parent in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer or Parent pursuant to this Agreement;

(c) any obligations of Buyer to bargain with the collective bargaining representatives of Active Hired Employees subsequent to the Closing;

(d) any Liability of Sellers resulting from Buyer's determination not to assume the collective bargaining agreement related to the San Francisco store; or

(e) the failure to pay, perform or discharge any Assumed Liabilities.

13.4     LIMITATIONS ON AMOUNT--SELLERS AND SHAREHOLDER

Buyer shall not have the right to make a claim against Sellers and Shareholder for Damages under Section 13.2(a) until the total of all Damages with respect to such matters exceeds $1,000,000 (the "Threshold Amount"), provided that once the Threshold Amount is reached, Sellers and Shareholder shall be jointly and severally liable for all such Damages up to $10,000,000. Notwithstanding the foregoing, this Section 13.4 shall not apply to claims under Section 13.2(b) through (c) or to matters arising in respect of Section 3.2(a), 3.9(a) or (b),
3.22 or 3.30.

13.5     LIMITATIONS ON AMOUNT--BUYER

No Seller Indemnified Party shall have the right to make a claim against Buyer or Parent under Section 13.3(a) until the total of all Damages with respect to such matters exceeds the Threshold Amount, provided that once the Threshold Amount is reached, Buyer and Parent shall jointly and severally be liable for all such Damages (including that portion below the Threshold Amount) up to $10,000,000. Notwithstanding the foregoing, this Section 13.5 will not apply to claims under Section 13.3(b) through (d) or matters arising in respect of Sections 5.4 or 6.4 or Article 12.

13.6     TIME LIMITATIONS

(a) If the Closing occurs, Sellers and Shareholder will have liability for indemnification with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.4(b) and Articles 11 and 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Section 3.2(a), 3.9(a) or (b), 3.22 or 3.30) only if on or before the second anniversary of the Closing Date, Buyer or Parent notifies Principal Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

(b) If the Closing occurs, Buyer and Parent will have liability for indemnification with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or (ii) a representation or


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warranty (other than that set forth in Section 5.4, only if on or before the second anniversary of the Closing Date, Principal Seller notifies Buyer or Parent of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by either Seller or Shareholder.

13.7 APPLICATION AGAINST OUTSTANDING AMOUNT OF SUBORDINATED NOTES FOR INDEMNITY PAYMENTS BY SELLERS OR SHAREHOLDER.

When an indemnification or reimbursement obligation arises under Section 13.2 on the part of Sellers or Shareholder (an "Indemnification Obligation"), the party with such Indemnification Obligation shall then have the right to pay such Indemnification Obligation by delivering written notice that the amount of such Indemnification Obligation shall be credited as a payment by Buyer against the aggregate principal amount of the Subordinated Notes (to the extent such noticing party holds such notes) to the extent of up to 50% of the amount of the Indemnification Obligation specified in such notice. Upon such written notice and payment to Buyer of the remaining 50% of the amount of the related Indemnification Obligation, the principal of the Subordinated Notes held by the noticing party shall be credited and deemed paid to the extent so specified. The Sellers and Shareholder giving such notice shall make a notation of the amount of such reduction on the schedule attached to the Subordinated Notes; provided that failure to make such notation will not affect the reduction.

13.8     THIRD-PARTY CLAIMS

(a) Promptly after receipt by a Person entitled to indemnity under Section 13.2 or 13.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

(b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to
Section 13.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or


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(ii) the Indemnifying Person fails to provide reasonable assurance to the
Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 13 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent, which consent will not be unreasonably withheld, unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and (iii) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnified Person may undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. No compromise or settlement of any Third-Party Claims may be effected by an Indemnified Person without the Indemnifying Person's Consent, which Consent will not be unreasonably withheld.

(c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(d) Notwithstanding the provisions of Section 15.4, each party hereto hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person or Seller Indemnified Person for purposes of any claim that a Buyer Indemnified Person or Seller Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Sellers and Shareholder, Buyer and Parent with respect to such a claim anywhere in the world.

(e) With respect to any Third-Party Claim subject to indemnification under this
Article 13: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(f) With respect to any Third-Party Claim subject to indemnification under this
Article 13, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense,


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to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

13.9     OTHER CLAIMS

A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and, subject to Sections 13.4, 13.5 and 13.6, shall be paid promptly after such notice.

13.10    INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 13 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

Article 14.       POST-CLOSING MATTERS

14.1     ALLOCATION

Prior to the Closing, the parties shall negotiate in good faith to arrive at an agreed allocation of the Purchase Price which allocation shall be in a manner consistent with Treasury Regulation Section 1.1060-1. The agreed allocation of the Purchase Price shall be attached hereto as Exhibit 14.1. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 14.1 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Sellers within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither of Buyer or Parent nor either of the Sellers or the Shareholder shall contend or represent that such allocation is not a correct allocation.

14.2     FURTHER ASSURANCES

The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon


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request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

14.3     REMOVING EXCLUDED ASSETS

Within a reasonable time, but no later than the sixtieth (60th) day following the Closing Date, Sellers shall remove all Excluded Assets from all Transferred Stores and Properties (except to the extent Buyer subleases or licenses space to either Seller). Such removal shall be done in such manner as to avoid any damage to the Transferred Stores and Properties and any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Assets or to the Transferred Stores and Properties resulting from such removal shall be paid by Sellers promptly. Should Sellers fail to remove the Excluded Assets as required by this Section 14.3 or to advise Buyer how the Excluded Assets should be handled (at Seller's sole cost and expense) within 15 days of receipt by Principal Seller of a written notice specifying the location and nature of the Excluded Assets, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Sellers' cost and expense; (b) to store the Excluded Assets and to charge Sellers all storage costs associated therewith;
(c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; (d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity or (e) to dispose of such Excluded Assets at its sole cost and expense and without further obligation therefor to Sellers.

14.4     OPERATING AGREEMENT

All of the Assumed Stores and Facilities that do not become Transferred Stores and Facilities as of the Closing Date are referred to herein as the "Operated Stores." The parties hereby agree that each Operated Store shall be included in Transferred Stores and Facilities immediately upon Buyer's receipt of a Consent to the assignment of the associated Real Property Lease executed by the related landlord, and a Real Property Lease Assignment for such Operated Store executed by Buyer and the applicable Seller, at any time after the Closing Date and prior to the termination of the Operating Agreement. Any Operated Stores that do not become Transferred Stores and Facilities prior to the termination of the Operating Agreement shall, upon such termination, become and be Closure Stores. Buyer shall operate the Operated Stores on behalf of Sellers pursuant to and in accordance with the Operating Agreement for the term provided in the Operating Agreement.

14.5     OPERATION OF CLOSURE STORES

Buyer shall provide certain services to Sellers with respect to the Closure Stores pursuant to the Transition Services Agreement. Buyer shall have no ownership interest in or liability with respect to the Closure Stores. To the extent requested by Buyer with respect to any Closure Store, Sellers shall keep Buyer advised as to the status of landlord negotiations. Until such time as an agreement to terminate the Real Property Lease with respect to the Closure Store is executed, Buyer shall have the right but not the obligation, upon reasonable notice to Principal Seller, to designate a Closure Store as one of the Assumed Stores and Facilities (a "New Assumed Store") and to purchase such New Assumed Store on the terms set forth herein. If a Closure Store is designated as a New Assumed Store after the Closing, immediately upon such designation, the New


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Assumed Store shall become an Operated Store and shall be operated by Buyer in accordance with the terms of the Operating Agreement. The purchase price for each New Assumed Store shall be paid by issuance of an additional Subordinated
Note in the amount of the Operating Working Capital Ongoing Business associated with such New Assumed Store on the date such Closure Store becomes a New Assumed Store, determined based on a physical inventory.

Article 15.       GENERAL PROVISIONS

15.1     EXPENSES

Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

15.2     PUBLIC ANNOUNCEMENTS

Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and Shareholder determines. Except with the prior consent of Parent and Shareholder or as permitted by this Agreement or as required by any applicable Legal Requirement, none of Buyer, Parent, either of the Sellers, Shareholder or any of their Representatives shall disclose to any Person any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Sellers and Buyer will consult with each other concerning the means by which Sellers' employees, customers, suppliers and others having dealings with each Seller will be informed of the Contemplated Transactions.

15.3     NOTICES

All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment (provided a copy is promptly sent by U.S. Mail, certified return receipt requested); or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

         Principal Seller (before the Closing):
         F.A.O. Schwarz
         767 Fifth Avenue
         New York, New York  10153
         Attention: Bud Johnson, Chief Executive Officer
         Fax no.: (212) 355-3659
         E-mail address: bjohson@fao.net
         with a mandatory copy to:
         with a mandatory copy to:
         Kronish Lieb Weiner & Hellman LLP
         1114 Avenue of the Americas
         New York, New York  10036
         Attention:  Mark Lipschutz
         Fax no.: (212) 997-3525
         E-mail address: mlipschutz@klwhllp.com


         Shareholder and Principal Seller after the Closing:
         Royal Vendex KBB N.V.
         De Klencke 6, NL-1083
         Postbus 7997, 1008 AD
         Amsterdam, The Netherlands
         Attention: Ed Hamming, Chief Executive Officer
         Fax no.: +31 20 6461 954
         E-mail address: hamming.p@vendexkbb.nl

         with a mandatory copy to:
         Kronish Lieb Weiner & Hellman LLP
         1114 Avenue of the Americas
         New York, New York  10036
         Attention: Mark Lipschutz
         Fax no.: (212) 997-3525
         E-mail address: mlipschutz@klwhllp.com

         Buyer:
         Toy Soldier, Inc.
         26610 Agoura Road
         Suite 250
         Calabasas, CA  91302
         Attention: Jerry Welch/Legal
         Fax no.: (818) 735-7297
         E-mail address: rtubor@rightstart.com
                            kroyer@rightstart.com

         with a mandatory copy to:
         Fulbright & Jaworski L.L.P.
         865 South Figueroa Street
         29th Floor
         Los Angeles, CA  90017
         Attention: Victor Hsu
         Fax no.: (213) 680-4518
         E-mail address: vhsu@fulbright.com

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

15.4     JURISDICTION; SERVICE OF PROCESS

Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

15.5     ENFORCEMENT OF AGREEMENT

Sellers and Shareholder acknowledge and agree that Buyer and Parent would be irreparably damaged if any of the provisions of Section 12.6 this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by either of the Sellers or Shareholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer and Parent may be entitled, at law or in equity, it shall be entitled to enforce Section 12.6 of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

15.6     WAIVER; REMEDIES CUMULATIVE

Except as otherwise provided herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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

15.7     ENTIRE AGREEMENT AND MODIFICATION
This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (other than the Confidentiality Agreement dated September 19, 2001, between Parent and Shareholder and the Confidentiality Agreement dated November 19, 2001, among Parent, Sellers and Shareholder (the "NDAs")) and constitutes (together with the NDAs, the Disclosure Letter, the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

15.8     DISCLOSURE LETTER

The information in the Disclosure Letter constitutes (i) exceptions to representations, warranties, covenants and obligations of Sellers and Shareholder as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter the statements in this Agreement will control. Any fact or item which is disclosed on any Part of the Disclosure Letter in such a way as to make its relevance to a representation or warranty made elsewhere in this Agreement or to information called for by another Part of the Disclosure Letter reasonably apparent, shall be deemed to be an exception to such representation or warranty, or to be disclosed on such other Part of the Disclosure Letter notwithstanding the omission of a reference or cross reference thereto. Any fact or item disclosed on any Part of the Disclosure Letter shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materially under this Agreement.

15.9     ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions and Sellers or either of them may assign their respective rights hereunder to Shareholder (or to any direct or indirect wholly-owned Subsidiary of Shareholder, so long as such Subsidiary also assumes all of such Seller's obligations hereunder). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 15.9.

15.10    SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.11    CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

15.12    GOVERNING LAW

This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts-of-laws principles that would require the application of any other law.

15.13    EXECUTION OF AGREEMENT

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

15.14    SHAREHOLDER OBLIGATIONS

The liability of Shareholder hereunder shall be joint and several with Sellers. Where in this Agreement provision is made for any action to be taken or not taken by Sellers, Shareholder undertakes to cause Sellers to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholder shall be jointly and severally liable with Sellers for the indemnities set forth in Article 13. The liability of Parent hereunder shall be joint and several with Buyer. Where in this Agreement provision is made for any action to be taken or not taken by Buyer, Parent undertakes to cause Buyer to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Parent shall be jointly and severally liable with Buyer for the indemnities set forth in Article 13.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE RIGHT START, INC.                 ROYAL VENDEX KBB N.V.



By:     /s/ Jerry R. Welch            By:     /s/ Eic ter Hark
------  -----------------             ------  ---------------------------------

Title:  President and CEO             Title:  Director of Corporate Development
------  -----------------             ------  ---------------------------------



TOY SOLDIER, INC.                     F.A.O. SCHWARZ



By:     /s/ Jerry R. Welch            By:     /s/ Bud Johnson
------  -----------------             ------  ---------------------------------

Title:  President                     Title:  President
------  -----------------             ------  ---------------------------------



QUALITY FULFILLMENT SERVICES, INC.


By: /s/ Bud Johnson
----------------------

Title: Chairman
---------------


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


                                   SCHEDULE A
                                 Assumed Stores

FIFTH AVENUE, 767 Fifth Avenue, New York, NY 10153

BOSTON, 222 Berkeley Street, Boston, MA 02116

SAN FRANCISCO, 48 Stockton Street, San Francisco, CA 94108

LAS VEGAS, 3500 Las Vegas Blvd. S., Ste. N-15, Las Vegas, NV 89109

ORLANDO, 9101 International Drive, Ste. 1000, Orlando, FL 32819

COUNTRY CLUB PLAZA, 235 W. 47th St., Kansas City, MO 64112

MALL OF AMERICA, 122 West Market Street, Bloomington, MN 554256

TYSONS II, 1714 U International, Dr., McLean, VA 22102

BELLEVUE SQUARE, Space #2070, Bellevue, WA 98004-5028

WESTCHESTER, 125 Westchester Ave., White Plains, NY 10601

KING OF PRUSSIA, 160 N. Gulph Rd., King of Prussia, PA 19406

FARMER'S MARKET, Los Angeles, CA

LENOX SQUARE, 3393 Peachtree Road, Atlanta, GA 30326

CENTER@ POST OAK, 5000 Westheimer Rd., Houston, TX 77056

CITY CENTER, 1420 Fifth Avenue, Seattle, WA 98101

TROY, 2800 W. Big Beaver Rd., #X-369, Troy, MI 48084

AVENTURA, 19575 Biscayne Blvd., Space #1655, Aventura, FL 33180

CITYPLACE, 700 Rosemary Ave., Space #140, West Palm Beach, FL

MALL OF GEORGIA, 3333 Buford Drive VB-01, Buford, GA 30519

BAL HARBOUR, 9700 Collins Avenue, Bal Harbour, FL 33154-2200

CHESTNUT HILL, 199 Boylston Street, Ste #12, Chestnut Hill, MA 02467

WATERTOWER PLACE, 845 N. Michigan Avenue, Chicago, IL 60611 (retail and storage)

HOME OFFICE, 767 Fifth Avenue, New York, NY 10153

*NEW JERSEY WHSE, 500 Pierce Street, Somerset, NJ 08873

*WAREHOUSE, 5845 Wynn Road, Suite F, Las Vegas, NV

*QUALITY FULFILLMENT SERVICES, 3342 aka 4142-1 Melrose Ave. N.W., Roanoke, VA 24017

*TOTAL FULFILLMENT SERVICES, 312 Kessler Mill Road, Salem, VA  24153

*Las Vegas Visual Workshop, 5430-5460 Cameron Rd., Building #5, Las Vegas, NV

----------
* Distribution Center

                                   SCHEDULE B
                                 Closure Stores

GLENDALE GALLERIA, 1105 Glendale Galleria, Glendale, CA 91210

GEORGETOWN PARK, 3222 M St. NW, Washington, DC 20007

CHICAGO, 840 N. Michigan Avenue, Chicago, IL 60611

DALLAS NORTHPARK, 307 Northpark Center, Dallas, TX 75225

SOUTH COAST PLAZA, 3333 Bristol St., Costa Mesa, CA 92626

TAMPA WEST SHORE PLAZA, 260 West Shore Plaza, Tampa, FL 33609

TOWSON TOWN CENTER, 825 Dulaney Valley Rd., Towson, MD 21204

STAMFORD TOWN CENTER, 100 Greybrook Place, Stamford, CT 06901

PALM BEACH GARDENS, 3101 PGA Blvd., #E127, Palm Beach Gardens, FL 33410

MENLO PARK, 326 Menlo Park, Space #1540, Edison, NJ 08837

SCOTTSDALE FASHION SQUARE, 7014 E. Camelback Rd., Scottsdale, AZ 85251

ST. LOUIS, Galleria, #2055, St. Louis, MO 63117

SUNSET SCHWEETZ, 5701 Sunset Drive Space #221, South Miami, FL 33143

CIRCLE CENTRE MALL, 49 W. Maryland St., Indianapolis, IN 46204

ARDEN FAIR, 1689 Arden Way, Sacramento, CA 95815

HORTON PLAZA, 514 Horton Plaza, San Diego, CA 92101-6190

SUNSET, 5701 Sunset Drive Space #238, South Miami, FL  33143

ROOSEVELT FIELD, Space #2084, Garden City, NY 11530

THE SOURCE, 1504 Old Country Road, Westbury, NY  11590

14th - 15th STREET WAREHOUSE, New York, NY

                                   SCHEDULE C
                                 Required Stores


FIFTH AVENUE, 767 Fifth Avenue, New York, NY 10153

BOSTON, 222 Berkeley Street, Boston, MA 02116

SAN FRANCISCO, 48 Stockton Street, San Francisco, CA 94108

LAS VEGAS, 3500 Las Vegas Blvd. S., Ste. N-15, Las Vegas, NV 89109

ORLANDO, 9101 International Drive, Ste. 1000, Orlando, FL 32819

KING OF PRUSSIA, 160 N. Gulph Rd., King of Prussia, PA 19406

CITY CENTER, 1420 Fifth Avenue, Seattle, WA 98101

TYSONS II, 1714 U International, Dr., McLean, VA 22102

Plus 7 of the following:

COUNTRY CLUB PLAZA, 235 W. 47th St., Kansas City, MO 64112

MALL OF AMERICA, 122 West Market Street, Bloomington, MN 554256

BELLEVUE SQUARE, Space #2070, Bellevue, WA 98004-5028

WESTCHESTER, 125 Westchester Ave., White Plains, NY 10601

LENOX SQUARE, 3393 Peachtree Road, Atlanta, GA 30326

TROY, 2800 W. Big Beaver Rd., #X-369, Troy, MI 48084

AVENTURA, 19575 Biscayne Blvd., Space #1655, Aventura, FL 33180

CITYPLACE, 700 Rosemary Ave., Space #140, West Palm Beach, FL

MALL OF GEORGIA, 3333 Buford Drive VB-01, Buford, GA 30519

BAL HARBOUR, 9700 Collins Avenue, Bal Harbour, FL 33154-2200

CHESTNUT HILL, 199 Boylston Street, Ste #12, Chestnut Hill, MA 02467

WATERTOWER PLACE, 845 N. Michigan Avenue, Chicago, IL 60611 (retail and storage)

FARMER'S MARKET, Los Angeles, CA

CENTER@POST OAK, 5000 Westheimer Rd., Houston, TX  77056